        ======================================================================


                       AGREEMENT AND PLAN OF MERGER AND
                                REORGANIZATION

                                 BY AND AMONG

                         DIGITAL INSIGHT CORPORATION,

                         BLACK TRANSITORY CORPORATION

                                      AND

                                 nFRONT, INC.


                         Dated as of November 21, 1999

        ======================================================================

                               TABLE OF CONTENTS

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ARTICLE I THE MERGER...............................................................................      2

     1.1   The Merger..............................................................................      2
     1.2   Effective Time; Closing.................................................................      2
     1.3   Effect of the Merger....................................................................      2
     1.4   Articles of Incorporation; Bylaws.......................................................      2
     1.5   Directors and Officers..................................................................      3
     1.6   Effect on Capital Stock.................................................................      3
     1.7   Surrender of Certificates...............................................................      4
     1.8   No Further Ownership Rights in Company Common Stock.....................................      6
     1.9   Lost, Stolen or Destroyed Certificates..................................................      6
     1.10  Tax and Accounting Consequences.........................................................      6
     1.11  Taking of Necessary Action; Further Action..............................................      6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY...............................................      7

     2.1   Organization and Qualification; No Subsidiaries.........................................      7
     2.2   Articles of Incorporation and Bylaws....................................................      7
     2.3   Capitalization..........................................................................      7
     2.4   Authority Relative to this Agreement....................................................      9
     2.5   No Conflict; Required Filings and Consents..............................................      9
     2.6   Compliance; Permits.....................................................................     10
     2.7   SEC Filings; Financial Statements.......................................................     10
     2.8   No Undisclosed Liabilities..............................................................     11
     2.9   Absence of Certain Changes or Events....................................................     11
     2.10  Absence of Litigation...................................................................     11
     2.11  Employee Benefit Plans..................................................................     12
     2.12  Registration Statement/Joint Proxy Statement/Prospectus.................................     14
     2.13  Restrictions on Business Activities.....................................................     14
     2.14  Title to Property.......................................................................     14
     2.15  Taxes...................................................................................     15
     2.16  Environmental Matters...................................................................     16
     2.17  Brokers.................................................................................     16
     2.18  Intellectual Property...................................................................     17
     2.19  Agreements, Contracts and Commitments...................................................     19
     2.20  Opinion of Financial Advisor............................................................     20
     2.21  Board Approval..........................................................................     20
     2.22  Vote Required...........................................................................     21
     2.23  State Takeover Statutes.................................................................     21
     2.24  Pooling of Interests....................................................................     21

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
     SUB...........................................................................................     21

     3.1  Organization and Qualification; Subsidiaries.............................................     21
     3.2  Certificate of Incorporation and Bylaws..................................................     21
     3.3  Capitalization...........................................................................     22
     3.4  Authority Relative to this Agreement.....................................................     22
     3.5  No Conflict; Required Filings and Consents...............................................     22
     3.6  SEC Filings; Financial Statements........................................................     23
     3.7  No Undisclosed Liabilities...............................................................     24
     3.8  Absence of Certain Changes or Events.....................................................     24
     3.9  Absence of Litigation....................................................................     24
     3.10 Registration Statement; Joint Proxy Statement/Prospectus.................................     25
     3.11 Restrictions on Business Activities......................................................     25
     3.12 Title to Property........................................................................     25
     3.13 Taxes....................................................................................     25
     3.14 Environmental Matters....................................................................     26
     3.15 Brokers..................................................................................     26
     3.16 Intellectual Property....................................................................     27
     3.17 Agreements, Contracts and Commitments....................................................     29
     3.18 Opinion of Financial Advisor.............................................................     30
     3.19 Board Approval...........................................................................     30
     3.20 Vote Required............................................................................     30
     3.21 Delaware Law Section 203.................................................................     30
     3.22 Pooling of Interests.....................................................................     30
     3.23 Merger Sub Operations....................................................................     30

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.....................................................     30

     4.1  Conduct of Business by Company...........................................................     30
     4.2  Conduct of Business by Parent............................................................     33

ARTICLE V ADDITIONAL AGREEMENTS....................................................................     35

     5.1  Joint Proxy Statement/Prospectus; Registration Statement.................................     35
     5.2  Shareholder and Stockholder Meetings.....................................................     36
     5.3  Confidentiality; Access to Information...................................................     37
     5.4  No Solicitation..........................................................................     37
     5.5  Public Disclosure........................................................................     39
     5.6  Reasonable Efforts; Notification.........................................................     39
     5.7  Third Party Consents.....................................................................     40
     5.8  Stock Options and Employee Benefits......................................................     41
     5.9  Form S-8.................................................................................     42


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     5.10 Indemnification..........................................................................          42
     5.11 Nasdaq Listing...........................................................................          43
     5.12 Affiliates...............................................................................          43
     5.13 Regulatory Filings; Reasonable Efforts...................................................          44
     5.14 Parent Board of Directors................................................................          44
     5.15 Registration Rights......................................................................          44
     5.16 Exemption from Liability under Section 16(b).............................................          44

ARTICLE VI CONDITIONS TO THE MERGER................................................................          45

     6.1  Conditions to Obligations of Each Party to Effect the  Merger............................          45
     6.2  Additional Conditions to Obligations of Company..........................................          46
     6.3  Additional Conditions to the Obligations of Parent and Merger Sub........................          47

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER......................................................          48

     7.1  Termination..............................................................................          48
     7.2  Notice of Termination; Effect of Termination.............................................          49
     7.3  Fees and Expenses........................................................................          49
     7.4  Amendment................................................................................          51
     7.5  Extension; Waiver........................................................................          51

ARTICLE VIII GENERAL PROVISIONS....................................................................          51

     8.1  Survival of Representations and Warranties...............................................          51
     8.2  Notices..................................................................................          51
     8.3  Interpretation; Definitions..............................................................          52
     8.4  Counterparts.............................................................................          53
     8.5  Entire Agreement; Third Party Beneficiaries..............................................          53
     8.6  Severability.............................................................................          53
     8.7  Other Remedies; Specific Performance.....................................................          53
     8.8  Governing Law............................................................................          54
     8.9  Rules of Construction....................................................................          54
     8.10 Assignment...............................................................................          54

                               INDEX OF EXHIBITS

     Exhibit A    Form of Shareholder Agreement
     Exhibit A-2  Form of Stockholder Agreement
     Exhibit B-1  Form of Company Affiliate Agreement
     Exhibit B-2  Form of Parent Affiliate Agreement
     Exhibit C-1  Persons to Sign Employment Agreement
     Exhibit C-2  Form of Employment Agreement

               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of November 21, 1999, among Digital Insight corporation, a Delaware corporation ("Parent"), Black Transitory Corporation., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and nFront, Inc., a Georgia corporation ("Company").

                                   RECITALS
                                   --------

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Georgia Business Corporation Code ("Georgia Law") and the Delaware General Corporation Law (the "Delaware Law"), Parent and Company intend to enter into a business combination transaction.

     B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its shareholders, (ii) has approved this Agreement, the Merger (as defined in Section 1.1) and the other transactions contemplated by this Agreement and (iii) has determined (subject to Section 5.4 hereof) to recommend that the shareholders of Company adopt and approve this Agreement and approve the Merger.

     C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock (as defined below) pursuant to the Merger (the "Share Issuance").

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliated shareholders of Company are entering into shareholder agreements in the form attached hereto as Exhibit A-1 (the "Shareholder Agreements"), and
                            -----------
concurrently with the execution of this Agreement, and as a condition and inducement to Company's willingness to enter into this Agreement, certain affiliated stockholders of Parent are entering into stockholder agreements in the form attached hereto as Exhibit A-2 (the "Stockholder Agreements").
                            -----------

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     F. It is also intended by the parties hereto that the Merger shall qualify for pooling of interests accounting treatment.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of Georgia Law and Delaware Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Effective Time; Closing.  Subject to the provisions of this Agreement,
          -----------------------
the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Georgia in accordance with the relevant provisions of Georgia Law (the "Certificate of Merger") and a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Delaware Certificate of Merger") (the time of the later of such filings (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Merger and Reorganization, the Certificate of Merger and the Delaware Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement and the applicable provisions of Georgia Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.
          ---------------------------------

          (a) At the Effective Time, the Articles of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation of the Surviving Corporation.

          (b) The Bylaws of Company, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The initial directors of the Surviving
          ----------------------
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.6  Effect on Capital Stock.  Subject to the terms and conditions of this
          -----------------------
Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

          (a) Conversion of Company Common Stock. Each share of Common Stock, no
              ----------------------------------
par value per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.579 shares of Common Stock, $0.001 par value per share, of Parent (the "Parent Common Stock") (the "Exchange Ratio") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (b) Cancellation of Parent-Owned Stock. Each share of Company Common
              ----------------------------------
Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Stock Options; Employee Stock Purchase Plans. At the Effective
              --------------------------------------------
Time, all options to purchase Company Common Stock and stock appreciation rights then outstanding under Company's Stock Incentive Plan, as amended, (the "Incentive Plan"), Company's Director Stock Option Plan (the "Director Plan" and, together with the Incentive Plan, the "Company Option Plans") and each of the Company Option Plans shall be assumed by Parent in accordance with Section
5.8 hereof. Purchase rights outstanding under Company's Employee Stock Purchase Plan (the "ESPP") shall be treated as set forth in Section 5.8.

          (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001
              ---------------------------
par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be
              -----------------------------
adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (f) Fractional Shares. No fraction of a share of Parent Common Stock
              -----------------
will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of Parent Common Stock for the five trading days immediately preceding the last full trading day prior to the Effective Time, as reported on the Nasdaq National Market System ("Nasdaq").

     1.7  Surrender of Certificates.
          -------------------------

          (a) Exchange Agent. Parent shall select a bank or trust company
              --------------
reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

          (b) Parent to Provide Common Stock. Promptly after the Effective Time,
              ------------------------------
Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to
Section 1.6 in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to
Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

          (c) Exchange Procedures. As soon as practicable after the Effective
              -------------------
Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

          (d) Distributions With Respect to Unexchanged Shares. No dividends or
              ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership. If certificates representing shares of
              ----------------------
Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) Required Withholding. Each of the Exchange Agent, Parent and the
              --------------------
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (g) No Liability. Notwithstanding anything to the contrary in this
              ------------
Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  No Further Ownership Rights in Company Common Stock.  All shares of
          ---------------------------------------------------
Parent Common Stock issued in accordance with the terms hereof (together with any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9  Lost, Stolen or Destroyed Certificates.  In the event that any
          --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition
--------  -------
precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax and Accounting Consequences.
          -------------------------------

          (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

          (b) It is intended by the parties hereto that the Merger shall be treated as a pooling of interests for accounting purposes.

     1.11 Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the current officers and directors of Company and Merger Sub will take all such lawful and necessary action.

                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     As of the date hereof and as of the Closing Date, Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Company to Parent dated as of the date hereof and certified by a duly authorized officer of Company (the "Company Schedule"), as follows:

     2.1  Organization and Qualification; No Subsidiaries.
          -----------------------------------------------

          (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to the Company. Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, be material to the Company.

          (b) Company has no subsidiaries. Company has neither agreed nor is obligated to make nor be bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "Contract") under which it may become obligated to make, any future investment in or capital contribution to any other entity. Company does not directly or indirectly own any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

     2.2  Articles of Incorporation and Bylaws.  Company has previously
          ------------------------------------
furnished to Parent a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date (together, the "Company Charter Documents"). Such Company Charter Documents are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents.

     2.3  Capitalization.
          --------------

          (a) The authorized capital stock of Company consists of 70,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock ("Company Preferred Stock"), each having no par value per share. At the close of business on November 15, 1999 (i) 14,196,136 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Company Common Stock were held in treasury by Company or by subsidiaries of Company; (iii) 100,000 shares of Company Common Stock were available for future issuance pursuant to Company's ESPP; (iv) 1,016,751 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Incentive Plan; (v) 4,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Director Plan; (vi) 1,172,149 shares of Company Common Stock were available for future grant under the Incentive Plan; (vii) 196,000 shares of Company Common Stock were available for future grant under the Director Plan; and (viii) 50,000 shares of Company Common Stock were reserved for future issuance upon conversion of warrants of the Company. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. Section 2.3(a) of the Company Schedule sets forth the following information with respect to each Company Stock Option (as defined in Section 5.8) outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; and (vii) the date on which such Company Stock Option expires. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock and all outstanding Company Stock Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

          (b) Except as set forth in Section 2.3(a) there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is, except for the Shareholder Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which they are bound with respect to any equity security of any class of the Company. Shareholders of the Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

     2.4  Authority Relative to this Agreement.  Company has all necessary
          ------------------------------------
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of the shareholders of Company of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock in accordance with Georgia Law and the Company Charter Documents). This Agreement have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligations of Company, enforceable against Company in accordance with their respective terms.

     2.5  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's subsidiaries, (ii) subject to obtaining the approval of Company's shareholders of the Merger and compliance with the requirements set forth in Section 2.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses
(ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

          (b) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-

Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Georgia Law and the filing and recordation of the Delaware Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company, would not prevent consummation of the Merger or otherwise prevent Company from performing its obligations under this Agreement.

     2.6  Compliance; Permits.
          -------------------

          (a) Company is not in conflict with, or in default or violation of,
(i) any law, rule, regulation, order, judgment or decree applicable to Company or by which its or any of their respective properties is bound or affected, or
(ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or its properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to the Knowledge of Company, threatened against Company, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company.

          (b) Company hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Company (collectively, the "Company Permits"). Company is in compliance in all material respects with the terms of the Company Permits.

     2.7  SEC Filings; Financial Statements.
          ---------------------------------

          (a) Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") since June 29, 1999 (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by Company with the SEC since June 29, 1999. The Company SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Company at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

          (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

     2.8  No Undisclosed Liabilities.  Company has no liabilities (absolute,
          --------------------------
accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company taken as a whole, except (i) liabilities provided for in Company's balance sheet as of September 30, 1999 or (ii) liabilities incurred since September 30, 1999 in the ordinary course of business.

     2.9  Absence of Certain Changes or Events.  Since September 30, 1999, there
          ------------------------------------
has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's capital stock, (iv) any granting by Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the ordinary course of business consistent with past practice, or any payment by Company of any bonus, except for bonuses made to non-officer employees in the ordinary course of business consistent with past practice, or any granting by Company of any increase in severance or termination pay or any entry by Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) entry by Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.19) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

     2.10 Absence of Litigation.  There are no claims, actions, suits or
          ---------------------
proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any properties or rights of Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

     2.11 Employee Benefit Plans.
          ----------------------

          (a) All material employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (i) covering any active or former employee, director or consultant of Company, or any trade or business (whether or not incorporated) which is a member of a controlled group with or which is under common control with Company within the meaning of Section 414 of the Code (an "Affiliate"), or (ii) with respect to which Company has or liability, are listed in Section 2.11(a) of the Company Schedule (such plans, programs, policies, commitments or other arrangements herein referred to as the "Plans"). Company has provided to Parent: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA and/or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all IRS or DOL determination, opinion, notification and advisory letters relating to each Plan; (v) all material correspondence to or from any governmental agency relating to any Plan; (vi) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), all discrimination tests for each Plan for the most recent three (3) plan years; (vii) the most recent annual actuarial valuations, if any, prepared for each Plan; (viii) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (ix) all material written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (x) all material communications to employees or former employees regarding in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Plan or proposed Plan; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; and (xii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan.

          (b) Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Company is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either (i) obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain such a favorable determination, and (ii) has received a favorable determination from the IRS that such Plan incorporates all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendment necessary to obtain such a favorable determination. Company does not have any commitment to establish any new Plan or to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law. Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms.

          (c) Neither Company nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Company contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither Company nor any officer or director of Company or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan.

          (d) Neither Company nor any of its Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to employees of the Company or any of its subsidiaries. None of the Plans promises or provides medical or other welfare benefits to any former employee of Company except as required by COBRA or other applicable law or by the terms of a written agreement with such former employee, and Company has not represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

          (e) Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Company is represented by any labor union or covered by any collective bargaining agreement and, to the Knowledge of Company, no campaign to establish such representation is in progress. There is no pending or, to the Knowledge of Company, threatened labor dispute involving Company and any group of its employees nor has Company experienced any labor interruptions over the past three (3) years, and Company consider their relationships with their employees to be good. The Company is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

          (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of Company or any of its subsidiaries under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.12 Registration Statement/Joint Proxy Statement/Prospectus.  None of the
          -------------------------------------------------------
information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the joint proxy statement/prospectus to be filed with the SEC by Company pursuant to Section 5.1 hereof (the "Joint Proxy Statement/Prospectus") will, at the dates mailed to the shareholders of Company, at the times of the shareholders meeting of Company (the "Company Shareholders' Meeting") in connection with the transactions contemplated hereby, at the dates mailed to the stockholders of Parent, at the times of the stockholders' meeting of Parent (the "Parent Stockholders' Meeting") in connection with the Share Issuance and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     2.13 Restrictions on Business Activities.  There is no agreement,
          -----------------------------------
commitment, judgment, injunction, order or decree binding upon Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted.

     2.14 Title to Property.  Company does not own any material real property.
          -----------------
Company has good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which Company lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company has not taken commercially reasonable steps to prevent such default from occurring).

     2.15 Taxes.
          -----

          (a) For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  (i)   The Company has timely filed all federal, state, local
and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company with any Tax authority, except such Returns which are not material to the Company. The Company has paid all Taxes shown to be due on such Returns.

               (ii) The Company as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to the Company.

               (iii) Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) No adjustment relating to any Returns filed by the Company has been proposed in writing formally or informally by any Tax authority to the Company or any representative thereof.

               (vi) Company does not have any liability for any material unpaid Taxes which has not been accrued for or reserved on the Company balance sheet dated June 30, 1999 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since June 30, 1999 in connection with the operation of the business of the Company in the ordinary course.

               (vii) There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

               (viii) Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

               (ix) Company is not party to nor has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

               (x) None of the Company's assets are tax exempt use property within the meaning of Section 168(h) of the Code.

               (xi) The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. No Company stock has been distributed in a transaction satisfying the requirements of Section 355 of the Code.

     2.16 Environmental Matters.  To Company's knowledge, Company (i) has
          ---------------------
obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws the absence of which would have a Material Adverse Effect on Company; and (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all Environmental Laws. "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

     2.17 Brokers.  Except for fees payable to Donaldson, Lufkin & Jenrette
          -------
Securities Corporation pursuant to an engagement letter dated October 18, 1999, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby

     2.18 Intellectual Property.  For the purposes of this Agreement, the
          ---------------------
following terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all semiconductor and semiconductor circuit designs; (v) all rights to all mask works and reticles, mask work registrations and applications therefor; (vi) all industrial designs and any registrations and applications therefor throughout the world; (vii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) all databases and data collections and all rights therein throughout the world; (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (x) any similar, corresponding or equivalent rights to any of the foregoing; and (xi) all documentation related to any of the foregoing

     "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company. Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned or licensed by the Company related to the Company's products, including without limitation all rights in any design code, documentation, and tooling for packaging of semiconductors in connection with all current products and products in design and development.

     "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

     "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

          (a) No material Company Intellectual Property or software product or service offering of the Company or any of it subsidiaries (each, a "Company Product") is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

          (b) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

          (c) Company owns and has good and exclusive title to, each material item of Company Intellectual Property free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course); and the Company is the exclusive owner of all material trademarks used in connection with the operation or conduct of the business of Company, including the sale, distribution or provision of any Company Products by Company.

          (d) To the extent that any material Intellectual Property has been developed or created by a third party for Company, Company has a written agreement with such third party with respect thereto and Company thereby either
(i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (e) Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

          (f) Section 2.19(f) of the Company Schedule lists all material contracts, licenses and agreements to which Company is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company.

          (g) To Company's knowledge, all material contracts, licenses and agreements relating to Company Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Company is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay.

          (h) The operation of the business of the Company as such business currently is conducted, including (i) Company's design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company (including Company Products) and (ii) the Company's use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

          (i) Company has not received notice from any third party that the operation of the business of Company or any act, product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (j) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

          (k) Company has taken reasonable steps to protect Company's rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company, and, without limiting the foregoing, Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Company.

          (l) All of the Company Products (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"), (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, and (iii) will be interoperable with other products used and distributed by Parent that may reasonably deliver records to the Company's products or receive records from the Company's products, or interact with the Company's products.

     2.19 Agreements, Contracts and Commitments. Except as set forth in Section
          -------------------------------------
2.19 of the Company Schedule, Company is not a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Company's Board of Directors, other than those that are terminable by Company on no more than thirty (30) days' notice without liability or financial obligation to the Company;

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

          (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (e) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (f) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

          (g) any other agreement, contract or commitment that has a value of $1,000,000 or more individually.

     Neither Company, nor to Company's Knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and Company has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     2.20 Opinion of Financial Advisor. Company has received an opinion from its
          ----------------------------
financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, dated as of the date hereof, that the Exchange Ratio is fair to the shareholders of Company from a financial point of view.

     2.21 Board Approval. The Board of Directors of Company has, as of the date
          --------------
of this Agreement, unanimously (i) approved this Agreement and has approved the Merger and the other transactions contemplated hereby, (ii) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its shareholders and (iii) determined to recommend that the shareholders of Company adopt and approve this Agreement and approve the Merger.

     2.22 Vote Required. The affirmative vote of a majority of the votes that
          -------------
holders of the outstanding shares of Company Common Stock are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.23 State Takeover Statutes. The Board of Directors of Company has
          -----------------------
approved the Merger, the Merger Agreement, the Shareholder Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, the Merger Agreement, the Shareholder Agreement and the transactions contemplated hereby and thereby the provisions of Code Section 14-2-1110 et seq. and 14-2-1131 et seq. of the Georgia Law to the extent, if any, such section is applicable to the Merger, the Merger Agreement, the Shareholder Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, the Merger Agreement, the Shareholder Agreement or the transactions contemplated hereby and thereby.

     2.24 Pooling of Interests. Neither Company nor any of its directors,
          --------------------
officers or shareholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Schedule"), as follows:

     3.1  Organization and Qualification; Subsidiaries. Each Parent and Merger
          --------------------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to Parent. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, be material to Parent.

     3.2  Certificate of Incorporation and Bylaws. Parent has previously
          ---------------------------------------
furnished to Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended to date (together, the "Parent Charter Documents"). Such Parent Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, Merger Sub is not in violation of any of its equivalent organizational documents.

     3.3  Capitalization. The authorized capital stock of Parent consists of (i)
          --------------
100,000,000 shares of Parent Common Stock, and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share ("Parent Preferred Stock"). At the close of business on November 1, 1999, (i) 14,763,042 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held in treasury by Parent or by subsidiaries of Parent, (iii) 300,000 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's employee stock purchase plan, (iv) 1,970,190 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options ("Parent Options") to purchase Parent Common Stock and (v) 51,041 shares of Parent Common Stock were reserved for future issue upon the exercise of outstanding warrants to purchase Parent Common Stock. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Parent Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock, all outstanding Parent Stock Options, and all outstanding shares of capital stock of Merger Sub have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements.

     3.4  Authority Relative to this Agreement. Each of Parent and Merger Sub
          ------------------------------------
has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, or to consummate the transactions so contemplated, subject only to the approval of the Share Issuance by Parent's stockholders and the filing of the Certificate of Merger pursuant to Georgia Law and the Delaware Certificate of Merger pursuant to Delaware Law. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

     3.5  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, (i) conflict with or violate the Parent Charter Documents, Bylaws or equivalent organizational documents of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses
(ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

          (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Georgia Law and the Delaware Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications,
(x) would not prevent consummation of the Merger or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement or
(y) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     3.6  SEC Filings; Financial Statements.
          ---------------------------------

          (a) Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after October 1, 1999 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since October 1, 1999. The Parent SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

          (b) Each set of financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

          (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     3.7  No Undisclosed Liabilities. Neither Parent nor Merger Sub has any
          --------------------------
liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and Merger Sub taken as a whole, except (i) liabilities provided for in Parent's balance sheet as of September 30, 1999 or
(ii) liabilities incurred since September 30, 1999 in the ordinary course of business.

     3.8  Absence of Certain Changes or Events. Since September 30, 1999, there
          ------------------------------------
has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or Merger Sub's capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent Merger Sub or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements,
(iii) any split, combination or reclassification of any of Parent's or Merger Sub's capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made to non-officer employees in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent or Merger Sub into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with the SEC, (vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Parent other than in the ordinary course of business.

     3.9  Absence of Litigation. There are no claims, actions, suits or
          ---------------------
proceedings pending or, to the knowledge of Parent, threatened (or, to the knowledge of Parent, any governmental or regulatory investigation pending or threatened) against Parent or Merger Sub or any properties or rights of Parent or Merger Sub, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

     3.10 Registration Statement; Joint Proxy Statement/Prospectus. None of the
          --------------------------------------------------------
information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Joint Proxy Statement/Prospectus will not, at the dates mailed to the shareholders of Company and of Parent, at the time of the Company Shareholders' Meeting, the time of the Parent Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

     3.11 Restrictions on Business Activities. There is no agreement,
          -----------------------------------
commitment, judgment, injunction, order or decree binding upon Parent or Merger Sub or to which Parent or Merger Sub is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or Merger Sub, any acquisition of property by Parent or Merger Sub or the conduct of business by Parent or Merger Sub as currently conducted.

     3.12 Title to Property. Neither Parent nor Merger Sub owns any material
          -----------------
real property. Parent and Merger Sub have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which Parent or Merger Sub lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Parent or subsidiary has not taken adequate steps to prevent such default from occurring).

     3.13 Taxes.
          -----

          (a) Parent and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority, except such Returns which are not material to Parent. Parent and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

          (b) Parent and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to the Parent.

          (c) Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (d) No audit or other examination of any Return of Parent or any of its subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination.

          (e) No adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Parent or any of its subsidiaries or any representative thereof.

          (f) Neither Parent nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Parent balance sheet dated September 30, 1999 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since September 30, 1999 in connection with the operation of the business of Parent and its subsidiaries in the ordinary course.

          (g) Neither Parent nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Parent or any of its subsidiaries.

          (h) Neither Parent nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

          (i) None of Parent's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

          (j) Parent has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. No Parent stock has been distributed in a transaction satisfying the requirements of
Section 355 of the Code.

     3.14 Environmental Matters. To Parent's knowledge, Parent (i) has obtained
          ---------------------
all applicable permits, licenses and other authorizations that are required under Environmental Laws the absence of which would have a Material Adverse Effect on Parent; and (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all Environmental Laws.

     3.15 Brokers. Except for fees payable to Morgan Stanley & Co. Incorporated
          -------
pursuant to an engagement letter dated November 11, 1999, a copy of which has been provided to Company, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.16 Intellectual Property. For the purposes of this Agreement, the
          ---------------------
following terms have the following definitions:

     "Parent Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to Parent or any of its subsidiaries. Without in any way limiting the generality of the foregoing, Parent Intellectual Property includes all Intellectual Property owned or licensed by Parent related to Parent's products, including without limitation all rights in any design code, documentation, and tooling for packaging of semiconductors in connection with all current products and products in design and development.

     "Parent Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent or any of its subsidiaries.

          (a) No material Parent Intellectual Property or software product or service offering of Parent or any of it subsidiaries (each, a "Parent Product") is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Parent or any of its subsidiaries, or which may affect the validity, use or enforceability of such Parent Intellectual Property or Parent Product.

          (b) Each material item of Parent Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Parent Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Parent Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Parent Registered Intellectual Property.

          (c) Parent owns and has good and exclusive title to, each material item of Parent Intellectual Property free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course); and Parent is the exclusive owner of all material trademarks used in connection with the operation or conduct of the business of Parent and its subsidiaries, including the sale, distribution or provision of any Parent Products by Parent or its subsidiaries.

          (d) To the extent that any material Intellectual Property has been developed or created by a third party for Parent or any of its subsidiaries, Parent has a written agreement with such third party with respect thereto and Parent thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual license (sufficient for the conduct of its business as currently conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (e) Neither Parent nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Parent Intellectual Property, to any third party.

          (f) To Parent's knowledge, all material contracts, licenses and agreements relating to Parent Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Parent and its subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Parent, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements.

          (g) The operation of the business of Parent and its subsidiaries as such business currently is conducted, including (i) Parent's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Parent and its subsidiaries (including Parent Products) and (ii) Parent's use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

          (h) Neither Parent nor any of its subsidiaries has received notice from any third party that the operation of the business of Parent or any of its subsidiaries or any act, product or service of Parent or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (i) To the knowledge of Parent, no person has or is infringing or misappropriating any Parent Intellectual Property.

          (j) Parent and each of its subsidiaries has taken reasonable steps to protect Parent's and its subsidiaries' rights in Parent's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Parent or any of its subsidiaries, and, without limiting the foregoing, each of Parent and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Parent and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Parent.

          (k) All of the Parent Products (i) are Year 2000 Compliant, (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, and (iii) will be interoperable with other products used and distributed by Parent that may reasonably deliver records to Parent's or any of its subsidiaries' products or receive records from Parent's or any of its subsidiaries' products, or interact with Parent's or any of its subsidiaries' products.

     3.17 Agreements, Contracts and Commitments. Neither Parent nor Merger Sub
          -------------------------------------
is a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Parent's Board of Directors, other than those that are terminable by Parent or Merger Sub on no more than thirty (30) days' notice without liability or financial obligation to Parent;

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

          (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Parent or Merger Sub after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Parent or Merger Sub has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Parent's Merger Sub;

          (e) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (f) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

          (g) any other agreement, contract or commitment that has a value of $1,000,000 or more individually.

Neither Parent nor any of its subsidiaries, nor to Parent's knowledge any other party to a Parent Contract (as defined below), is in breach, violation or default under, and neither Parent nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Parent or Merger Sub is a party or by which it is bound that are required to be disclosed in the Parent Schedule (any such agreement, contract or commitment, a "Parent Contract") in such a manner as would permit any other party to cancel or terminate any such Parent Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     3.18 Opinion of Financial Advisor. Parent has received an opinion from its
          ----------------------------
financial advisor, Morgan Stanley & Co. Incorporated, dated as of the date hereof, that the Exchange Ratio is fair to Parent from a financial point of view.

     3.19 Board Approval. The Board of Directors of Parent has, as of the date
          --------------
of this Agreement, unanimously (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Parent approve the Share Issuance.

     3.20 Vote Required. The affirmative vote of a majority of the shares of
          -------------
Parent Common Stock that cast votes regarding the Share Issuance in person or by proxy at the Parent Stockholders' Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     3.21 Delaware Law Section 203. The Board of Directors of Parent has
          ------------------------
approved the Merger, the Merger Agreement, the Stockholder Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, the Merger Agreement, the Stockholder Agreement and the transactions contemplated hereby and thereby the provisions of Delaware Law Section 203 to the extent, if any, such section is applicable to the Merger, the Merger Agreement, the Stockholder Agreement and the transactions contemplated hereby and thereby. Neither Parent nor Merger Sub is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of Company or is an affiliate of Company.

     3.22 Pooling of Interests. Neither Parent nor any of its directors,
          --------------------
officers or stockholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

     3.23 Merger Sub Operations. Merger Sub was formed solely for the purpose of
          ---------------------
engaging in the transactions contemplated hereby and has not (a) engaged in any business activities, (b) conducted any operations other than in connection with the transactions contemplated hereby or (c) incurred any liabilities other than in connection with the transactions contemplated hereby.

                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business by Company. During the period from the date of
          ------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall, except to the extent that Parent shall otherwise consent in writing, carry on its business, in the ordinary course, and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

     In addition, except as expressly permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

          (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property;

          (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of stock options outstanding as of the date of this Agreement or granted pursuant to clause (y) hereof, and (ii) shares of Company Common Stock issuable to participants in the ESPP consistent with the terms thereof and (y) the granting of stock options (and the issuance of Company Common Stock upon exercise thereof), in the ordinary course of business and consistent with past practices, in an amount not to exceed options to purchase (and the issuance of Company Common Stock upon exercise thereof) 50,000 shares in the aggregate;

          (g) Cause, permit or propose any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter outside the ordinary course of Company's business consistent with past practice into any joint ventures, strategic partnerships or alliances;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries;

          (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

          (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

          (l) Make any individual or series of related payments outside of the ordinary course of business (including payments to legal, accounting or other professional service advisors, but excluding payments to Donaldson, Lufkin & Jenrette Securities Corporation as described in Section 2.17) in excess of $1,000,000;

          (m) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (n) Incur or enter into any agreement, contract or commitment outside of the ordinary course of business in excess of $1,000,000 individually;

          (o) Engage in any action that could (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a pooling of interests, whether or not (in each case) otherwise permitted by the provisions of this
Article IV;

          (p) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

          (q) Make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Company or any of its subsidiaries or settle or compromise any material income tax liability; or

          (r) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (q) above.

     4.2  Conduct of Business by Parent. During the period from the date of this
          -----------------------------
Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and Merger Sub shall, except to the extent that Company shall otherwise consent in writing, carry on its business, in the ordinary course and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (c) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (d) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance delivery and/or sale of (i) shares of Parent Common Stock pursuant to the exercise of stock options outstanding as of the date of this Agreement or granted pursuant to clause (y) hereof and (ii) shares of Parent Common Stock issuable to participants in Parent's employee stock purchase plan consistent with the terms thereof and (y) the granting of stock options (and the issuance of Parent Common Stock upon exercise thereof), in the ordinary course of business and consistent with past practices;

          (e) Cause, permit or propose any amendments to the Parent Charter Documents (or similar governing instruments of any of its subsidiaries);

     (f) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter outside the ordinary course of Parent's business consistent with past practice into any joint ventures, strategic partnerships or alliances, in each case other than as would not result in a material delay in the Merger;

          (g) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Parent and its subsidiaries;

          (h) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (i) Engage in any action that could (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a pooling of interests, whether or not (in each case) otherwise permitted by the provisions of this
Article IV;

          (j) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

          (k) Make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Company or any of its subsidiaries or settle or compromise any material income tax liability; or;

          (l) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (k) above.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     5.1  Joint Proxy Statement/Prospectus; Registration Statement.
          --------------------------------------------------------

          (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus. Each of the parties hereto shall use all reasonable efforts to cause the S-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the S-4, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Each of Parent and Company shall provide promptly to the other said information concerning its business and financial statements and affairs, as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the S-4. Each of the Company and Parent will respond to any comments of the SEC, and will use its respective reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and will cause the Proxy Statement/Prospectus to be mailed to its respective stockholders and shareholders, as promptly as practicable after the effective date of the S-4.
As promptly as practicable after the date of the Agreement, each of Company and Parent will prepare and file any filings required to be filed by it under the Exchange Act, the Securities Act, or other federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Company and Parent will notify the other promptly upon the receipt of any comments of the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Joint Proxy Statement/Prospectus or any Other Filing, or any additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Joint Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in the Joint Proxy Statement/Prospectus, the S-4 or any Other Filing, Company or Parent as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Company, and stockholders of Parent, such amendment or supplement.

          (b) The Joint Proxy Statement/Prospectus shall include (i) the approval of this Agreement and the Merger and the recommendation of the Board of Directors of Company to Company's shareholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of the Company to withdraw its recommendation in compliance with
Section 5.4 of this Agreement, and (ii) the opinion of Donaldson, Lufkin & Jenrette Securities Corporation referred to in Section 2.20 (unless the Board of Directors of Company has withdrawn its recommendation in compliance with Section 5.4); provided, however,
                                                              --------  -------
that the Board of Directors of Company shall submit this Agreement to Company's shareholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation. The Joint Proxy Statement/Prospectus shall include (A) the approval of the Share Issuance and the recommendation of the Board of Directors of Parent to Parent's stockholders that they vote in favor of approval of the Share Issuance, and (B) the opinion of Morgan Stanley & Co. Incorporated referred to in Section 3.18.

          (c) No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     5.2  Shareholder and Stockholder Meetings. Company shall take all action
          ------------------------------------
necessary in accordance with applicable law and the Company Charter Documents to convene the Company Shareholders' Meeting and Parent shall call and hold the Parent Stockholders' Meeting as promptly as practicable after declaration of the effectiveness of the S-4 and for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement/Prospectus, and Company and Parent shall use all reasonable efforts to hold the Parent Stockholders' Meeting and the Company Shareholders' Meeting on the same day and as soon as practicable after the date on which the S-4 becomes effective. Nothing herein shall prevent Company or Parent from adjourning or postponing the Company Shareholders' Meeting or the Parent Stockholders' Meeting, as the case may be, to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to Company's shareholders or Parent's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company's Shareholders' Meeting and Parent Stockholders' Meeting is originally scheduled (as set forth in the Joint Prospectus/Proxy Statement) if there are insufficient shares of Company Common Stock or Parent Common Stock, as the case may be, either in person or by proxy to constitute a quorum necessary to conduct business at their respective meetings of the shareholders or stockholders. Company's Board of Directors shall submit this Agreement and the Merger for shareholder approval pursuant to Section 14-2-1103(c) of Georgia Law subject only to the condition of shareholder approval as described in Section 2.22. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.4, Company shall use all reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement/Prospectus and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by Georgia Law or applicable stock exchange requirements to obtain such approvals. Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Share Issuance pursuant to the Joint Proxy Statement/Prospectus and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the Delaware Law or applicable Nasdaq requirements to obtain such approval. Subject to
Section 5.4, each of the parties hereto shall take all other action necessary or advisable to promptly and expeditiously secure any vote or consent of stockholders or shareholders required by applicable law and such party's certificate of incorporation and bylaws to effect the Merger. Company shall call and hold the Company Shareholders' Meeting for the purpose of voting upon the approval of this Agreement and the Merger whether or not Company's Board of Directors at any time subsequent to the date hereof determines to no longer recommend that Company's shareholders approve such proposal.

     5.3  Confidentiality; Access to Information.
          --------------------------------------

          (a) The parties acknowledge that Company and Parent have previously executed a mutual nondisclosure agreement, dated as of October 7, 1999 (as amended, the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (b) Each of the Company and Parent will afford the other and the other's accountants, counsel and other representatives reasonable access during normal business hours and upon reasonable notice to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  No Solicitation.
          ---------------

          (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company will not, nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal,
(iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, that nothing contained in this Section
                    --------  -------
5.4 shall prohibit the Board of Directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 5.4 or (ii) from, in response to an unsolicited, bona fide written Acquisition Proposal that Company's Board of Directors reasonably concludes constitutes a Superior Proposal (as defined below), engaging in discussions and negotiations with and furnishing information to the party making, or recommending to Company's shareholders (and, in conjunction with such recommendation, withdrawing its recommendation of the Merger), such Acquisition Proposal to the extent (A) the Board of Directors of the Company determines, in good faith in consultation with and in receipt of advice from its outside legal counsel, that it is required to do so in order to act in a manner consistent with its fiduciary obligations under applicable law, (B) (x) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such party, Company gives Parent written notice of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such party and (y) Company receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party by or on behalf of Company, (C) contemporaneously with furnishing any such nonpublic information to such party, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent) and (D) Company has otherwise acted in full compliance with this Section 5.4. Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.4 by any officer or director of Company or any investment banker or attorney of Company shall be deemed to be a breach of this Section 5.4 by Company.

     For purposes of this Agreement, (A) "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement; (B) "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of the Company; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company; and (C) "Superior Proposal" shall mean an Acquisition Proposal with respect to which (x) if any cash consideration is involved, is not subject to any financing contingency, and with respect to which Company's Board of Directors shall have determined (based upon the advice of Company's independent financial advisors) in the exercise of its fiduciary duties to Company's shareholders that the acquiring party is reasonably capable of consummating the proposed Acquisition Transaction on the terms proposed, and (y) Company's Board of Directors shall have determined in the exercise of its fiduciary duties to Company's shareholders provides greater value to the shareholders of Company than the Merger (based upon the advice of Company's independent financial advisors).

          (b) In addition to the obligations of Company set forth in paragraph
(a) of this Section 5.4, Company as promptly as practicable, and in any event within 24 hours, shall advise Parent orally and in writing of any request for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Company shall (i) provide Parent with at least 48 hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors but in no event less than eight hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Proposal and (ii) provide Parent with at least two (2) business days prior written notice of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Proposal to its shareholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal to the extent such documentation is then available (and otherwise provide such definitive documentation as soon as available).

          (c) Company's Board of Directors may withdraw its recommendation of this Agreement and the Merger if both of the following conditions exist: (i) Donaldson, Lufkin & Jenrette Securities Corporation withdraws the opinion described in Section 2.20 and (ii) the Board of Directors of the Company determines in good faith, in consultation with and in receipt of advice from its outside legal counsel, that it is required to so withdraw in order to act in a manner consistent with its fiduciary obligations under applicable law.

     5.5  Public Disclosure. Parent and Company will consult with each other and
          -----------------
agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     5.6  Reasonable Efforts; Notification
          --------------------------------

          (a) Upon the terms and subject to the conditions, including, without limitation, Section 5.4, set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties required as a result of the transactions contemplated by this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, each of Parent and Company and their respective Boards of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock, other than of Company's or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

          (b) Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations,
--------  -------
warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c) Parent shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that no such notification shall affect the
              --------  -------
representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.7 Third Party Consents. As soon as practicable following the date
         --------------------
hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8  Stock Options and Employee Benefits.
          -----------------------------------

          (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option") under the Company Option Plans, whether as vested or unvested, shall by virtue of the Merger be assumed by Parent in such manner that (1) Parent is a corporation "issuing or assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of the Code, or (2) Parent, to the extent that Section 424 of the Code does not apply to any such Company Options, would be such a corporation were Section 424 of the Code applicable to such Company options. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding acceleration of vesting upon certain transactions other than those contemplated by this Agreement), except that (i) each Company Stock Option will be or will become exercisable in accordance with its terms for that number of whole shares of Parent Common Stock equal to the product (rounded to the nearest whole number of shares of Parent Common Stock subject to subsection (c) below) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient (rounded to the nearest whole cent subject to subsection (c) below) determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio.

          (b) Prior to the Effective Time, outstanding purchase rights under Company's ESPP shall be exercised in accordance with Section 7.1 of the ESPP and each share of Company Common Stock purchased pursuant to such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio without issuance of certificates representing issued and outstanding shares of Company Common Stock to ESPP participants.

          (c) It is the intention of the parties (1) that subject to applicable law, the Company Stock Options assumed by Parent qualify, following the Effective Time, as incentive stock options, as defined in Section 422 of the Code, to the extent that the Company Stock Options qualified as incentive stock options prior to the Effective Time, (2) that each holder of a Company Option shall, after the Effective Time, have an option which preserves (but does not increase) the excess of the fair market value of the shares subject to the option immediately before the Effective Time over the aggregate option price of such shares immediately before the Effective Time, (3) that the terms and conditions, restrictions and provisions of the resulting option be identical to the terms, conditions, restrictions or provisions of the Company Stock Option which was assumed as if the Parent had originally issued such Company Stock Option for Parent Common Stock, and (4) any terms, conditions, restrictions or provisions of an option applicable to a number of shares rather than a percentage or fraction of shares should be appropriately adjusted based upon the Exchange Ratio.

          (d) To the extent permitted by Parent's employee benefit plan and applicable law, Parent will use reasonable efforts, or will cause Company to use reasonable efforts, give individuals who are employed by Company and its subsidiaries as of the Effective Time ("Affected Employees") full credit for purposes of eligibility, vesting, benefit accrual (excluding, however, benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by Parent or any subsidiary of Parent for such Affected Employees' service with Company or any subsidiary of the Company to the same extent recognized by Company immediately prior to the Effective Time.

          (e) To the extent permitted by Parent's employee benefit plans and applicable law, Parent will, or will cause Company to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

          (f) As of the Effective Time, Parent shall assume and honor and shall cause Company to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing and disclosed by Company to Parent prior to the execution of this Agreement which are between Company or any subsidiary and any director, officer, or employee thereof except as otherwise expressly agreed between Parent and such person.

     5.9  Form S-8. Parent agrees to file a registration statement on Form S-8
          --------
for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable, and in any event within ten business days, after the Effective Time.

     5.10 Indemnification.
          ---------------

          (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time and any indemnification provisions under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties thereunder (the "Indemnified Parties") as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

          (b) In the event Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guaranty the indemnification obligation referred to in this Section 5.10 or will make or cause to be made proper provision so that the successors and assigns of Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties.

          (c) For a period of six years after the Effective Time, Parent will use its best efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; provided, however, that in no event will Parent or the Surviving
         --------  -------
Corporation be required to expend an annual premium for such coverage in excess of 150% of the annual premium currently paid by Company.

     5.11   Nasdaq Listing. Parent agrees to cause, prior to the Effective Time,
            --------------
the authorization for listing on Nasdaq the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.12   Affiliates.
            ----------

          (a) Set forth in Section 5.12 of the Company Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act or Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit B-1 (the "Company Affiliate Agreement"), each of which will be in full
-----------
force and effect as of the Effective Time.

          (b) Set forth in Section 5.12 of the Parent Schedule is a list of those persons who may be deemed to be, in Parent's reasonable judgment, affiliates of Parent under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (each, a "Parent Affiliate"). Parent will provide Company with such information and documents as Company reasonably requests for purposes of reviewing such list. Parent will use its commercially reasonable efforts to deliver or cause to be delivered to Company, as promptly as practicable on or following the date hereof, from each Parent Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit B-2 (the "Parent Affiliate Agreement"), each of which will be in full
-----------
force and effect as of the Effective Time.

     5.13 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably
          --------------------------------------
practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as and if required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided,
                                                                    --------
however, that Parent shall not be required to agree to any divestiture by Parent
-------
or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.14 Parent Board of Directors. The Board of Directors of Parent will take
          ------------------------
all actions necessary such that two members of Company's Board of Directors reasonably acceptable to Parent, at least one of which is an independent director of the Company's Board of Directors, shall be appointed to Parent's Board of Directors as of the Effective Time, which shall consist of seven members in total after such appointments, both of which appointees will be Class I directors of Parent. The Board of Directors of Parent will take all actions necessary to nominate each of Company's appointees to Parent's Board of Directors for re-election at the expiration of such appointee's initial term.

     5.15 Registration Rights. Subject to Section 4.2(i)(ii), Parent shall
          -------------------
take all action necessary to provide, effective as of the Effective Time, registration rights to Brady L. Rackley III, Brady L. Rackley and Noro-Moseley Partners IV, L.P. (collectively, the "Company Holders") with terms equivalent to those provided to "Investor Holders" under the Second Amended and Restated Rights Agreement, dated as of May 26, 1999, by and among Parent and certain stockholders thereof, and subject to Section 4.1(o)(ii) Company shall use its best efforts to cause Noro-Moseley Partners IV, L.P. to waive, effective as of the Effective Time, its registration rights under the Shareholder Agreement, dated as of May 13, 1998, by and among Company and certain shareholders thereof; provided, however, that Parent's obligation towards Noro-Mosely Partners IV, L.P. under this section is contingent upon such waiver by Noro-Mosely Partners IV, L.P.; provided further, however, that any exercise of demand registration
          --------          -------
rights by any of the Company Holders must be pursuant to a firm commitment underwritten offering led by an underwriter of Parent's choice (which choice shall be reasonably satisfactory to the Company Holders).

     5.16 Exemption from Liability under Section 16(b).
          --------------------------------------------

          (a) Provided that Company delivers to Parent the Section 16 Information with respect to Company prior to the Effective Time, the Board of Directors of Parent, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the Company Insiders of Parent Common Stock in exchange for shares of Company Common Stock, and of options to Purchase Parent Common Stock in exchange for shares of Company

Common Stock, and of options to purchase Parent Common Stock upon assumption and conversion by Parent of options to purchase Company Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

          (b) "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders, the number of shares of Company Common Stock or other Company equity securities deemed to be beneficially owned by each Company Insider and expected to be exchanged for Parent Common Stock in connection with the Merger.

          (c) "Company Insiders" shall mean those officers and directors of Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act who are listed in the Section 16 Information.

                                  ARTICLE VI
                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) Shareholder and Stockholder Approvals. This Agreement shall have
              -------------------------------------
been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the shareholders of Company. The Share Issuance shall have been approved by the requisite vote under applicable Nasdaq rules by the stockholders of Parent.

          (b) Registration Statement Effective; Joint Proxy Statement. The SEC
              -------------------------------------------------------
shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

          (c) No Order; HSR Act. No Governmental Entity shall have enacted,
              -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (d) Tax Opinions. Parent and Company shall each have received written
              ------------
opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Morris, Manning & Martin, LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however,
                                                          --------  -------
that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (e) Nasdaq Listing. The shares of Parent Common Stock issuable to the
              --------------
shareholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

          (f) Opinions of Accountants. Parent shall have received (i) from Ernst
              -----------------------
& Young LLP, independent auditors for the Company, a copy of a letter addressed to the Company dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that Ernst & Young LLP concurs with Company management's conclusion that no conditions exist related to the Company that would preclude Parent from accounting for the Merger as a "pooling-of-interests" and (ii) from PricewaterhouseCoopers LLP, independent accountants for Parent, a letter dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that PricewaterhouseCoopers LLP concurs with Parent management's conclusion that a "pooling-of-interests" accounting is appropriate for the merger.

     6.2  Additional Conditions to Obligations of Company.  The obligation of
          -----------------------------------------------
Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a) Representations and Warranties. Each representation and warranty
              ------------------------------
of Parent and Merger contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on Parent and Merger Sub (provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Section
2.3 (except for inaccuracies that are de minimus in amount), 2.21, 2.22 and 2.24) and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

          (b) Agreements and Covenants. Company shall have performed or complied
              ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub.
          -----------------------------------------------------------------
The obligation of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

          (a) Representations and Warranties. Each representation and warranty
              ------------------------------
of Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on the Company (provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Section 2.3 (except for inaccuracies that are de minimus in amount), 2.21, 2.22 and 2.24) and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

          (b) Agreements and Covenants. Company shall have performed or complied
              ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Office and the Chief Financial Officer of Company.


          (c) Employment Agreements. The persons set forth on Exhibit C-1 hereto
              ---------------------                           -----------
shall have entered into Employment Agreements in the form attached hereto as Exhibit C-2, and all such agreements shall be in full force and effect.
-----------

          (d) Affiliate Agreements. Each of the Company Affiliates shall have
              --------------------
entered into the Company Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

          (e) Consents. Company shall have obtained all consents, waivers and
              --------
approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Schedule 6.3(e).

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination. This Agreement may be terminated at any time prior to
          -----------
the Effective Time, whether before or after the requisite approval of the shareholders of Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          (b) by either Company or Parent if the Merger shall not have been consummated by May 31, 2000 for any reason; provided, however, that the right to
                                            --------  -------
terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d) by either Company or Parent if (i) the required approval of the shareholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company shareholders duly convened therefor or at any adjournment therefor or
(ii) the required approval by the stockholders of Parent of the Share Issuance required under applicable Nasdaq rules shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment thereof;

          (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if
                                                               --------
such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then Company may not terminate this Agreement under this
Section 7.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise best efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such thirty (30)-day period);

          (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in
                                      --------
Company's representations and warranties or breach by Company is curable by Company, then

Parent may not terminate this Agreement under this Section 7.1(f) for thirty
(30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) such breach by Company is cured during such thirty (30)-day period); or

          (g) by Parent, if (i) the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders, (ii) the Board of Directors of Company shall have recommended to the shareholders of Company a Company Acquisition Proposal (as defined below), (iii) the Company fails to comply with
Section 5.4, (iv) a Company Acquisition Proposal shall have been announced or otherwise become publicly known and the Board of Directors of Company shall have
(A) failed to recommend against acceptance of such by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its shareholders of a Company Acquisition Proposal involving a tender offer or exchange offer) or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby, in each case within ten business days thereafter, (v) any of Company's shareholders fail to comply with the Shareholder Agreement, or (vi) the Board of Directors of Company resolves to take any of the actions described above; or

          (h) by Company, in the event (i) of the acquisition, by any person or group of persons, of beneficial ownership of 30% or more of the outstanding shares of Parent Common Stock (the terms "person," "group" and "beneficial ownership" having the meanings ascribed thereto in Section 13(d) of the Exchange Act and the regulations promulgated thereunder), or (ii) the Board of Directors of Parent accepts or publicly recommends acceptance of an offer from a third party to acquire 50% or more of the outstanding shares of Parent Common Stock or of Parent's consolidated assets.

     7.2  Notice of Termination; Effect of Termination. Any termination of this
          --------------------------------------------
Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2,
Section 5.3(a), Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

     7.3  Fees and Expenses.
          -----------------

          (a) General. Except as set forth in this Section 7.3, all fees and
              -------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company
                                   --------  -------
shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred (i) in relation to the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto or
(ii) for the premerger notification and report forms under the HSR Act.

          (b)  Company Termination Fee.
               -----------------------

               (i) In the event that (A) Parent shall terminate this Agreement pursuant to Section 7.1(g), or (B) this Agreement shall be terminated
(x) pursuant to Section 7.1(b) or (y) pursuant to Section 7.1(d)(i) and, in the case of either (x) or (y), (1) at such termination, there shall exist a Company Acquisition Proposal that has not been irrevocably withdrawn and (2) within 12 months after such termination, Company shall enter into a definitive agreement with respect to any Company Acquisition or any Company Acquisition shall be consummated, then, in the case of (A), promptly after such termination, or in the case of (B), concurrently with the execution of a definitive agreement with respect to, or the consummation of, as applicable, such Company Acquisition, Company shall pay to Parent an amount in cash equal to $13.2 million (the "Termination Fee").

               (ii) In the event that Parent shall terminate this Agreement pursuant to Section 7.1(f), then Company shall promptly reimburse Parent for Parent's documented out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated hereby not in excess of $1,500,000.

          (c)  Parent Termination Fee.
               ----------------------

               (i) In the event that Company shall terminate this Agreement pursuant to Section 7.1(h) then, promptly after such termination, Parent shall pay to Company an amount in cash equal to the Termination Fee.

               (ii) In the event that Company shall terminate this Agreement pursuant to Section 7.1(e), then Parent shall promptly reimburse Company for documented out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated hereby not in excess of $1,500,000.

          (d)  Each of the parties acknowledges that the agreements contained in
Section 7.3(b) and Section 7.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if either of the parties fails to pay in a timely manner the amounts due pursuant to Section 7.3(b) or 7.3(c) and, in order to obtain such payment, the other party makes a claim that results in a judgment against the first party for the amounts set forth in this
Section 7.3(b) or 7.3(c), as applicable, the first party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the applicable amounts at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees or the reimbursement of expenses described in this Section 7.3 shall not be in lieu of damages incurred in the event of intentional breach of this Agreement.

          (e) For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company; and "Company Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to a Company Acquisition.

     7.4  Amendment. Subject to applicable law, this Agreement may be amended by
          ---------
the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company

     7.5  Extension; Waiver. At any time prior to the Effective Time, any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

     8.1  Survival of Representations and Warranties. The representations and
          ------------------------------------------
warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               Digital Insight Corporation
               26025 Mureau Road
               Calabasas, CA 91302
               Attention: President
               Telecopy No.: (818) 878-7555
               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: Steve L. Camahort
               Telecopy No.:(650) 493-6811

          (b)  if to Company, to:

               nFront, Inc.
               520 Guthridge Court, N.W.
               Suite 100
               Norcross, Georgia 30092
               Attention: President
               Telecopy No.: (770) 209-9093

               with a copy to:

               Morris, Manning & Martin, LLP
               3343 Peachtree Road, N.E.
               1600 Atlanta Financial Center
               Atlanta, Georgia 30326
               Attention: Ward S. Bondurant
               Telecopy No.:(404) 365-9532


     8.3  Interpretation; Definitions.
          ---------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b)  For purposes of this Agreement:

               (i) the term "knowledge" means with respect to a party hereto, with respect to any matter in question, the actual knowledge of the executive officers of such party;

               (ii) the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other such changes, events, violations, incurrences, circumstances or effects, that is materially adverse to the business, assets, liabilities, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however, that in
                                                      --------  -------
no event shall (A) a decrease in such entity's stock price or the failure to meet or exceed Wall Street research analysts' or such entity's internal earnings or other estimates or projections in and of itself constitute a Material Adverse Effect or (B) any change, event, violation, inaccuracy, circumstance or effect that such entity successfully bears the burden of proving results from (x) the public announcement or pendency of the transactions contemplated hereby, (y) changes affecting the internet banking industry generally (which changes do not disproportionately affect such entity) or (z) changes affecting the United States economy generally, constitute a Material Adverse Effect;

               (iii) the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     8.4  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5  Entire Agreement; Third Party Beneficiaries. This Agreement and the
          -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as provided in Section 5.10, Section 5.14 and Section 5.15.

     8.6  Severability. In the event that any provision of this Agreement, or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8  Governing Law. Except to the extent mandatorily governed by Georgia
          -------------
Law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.9  Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment. No party may assign either this Agreement or any of its
          ----------
rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                     *****

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                             DIGITAL INSIGHT CORPORATION

                             By:__________________________________________

                             Name:________________________________________

                             Title:_______________________________________

                             BLACK TRANSITORY CORPORATION

                             By:__________________________________________

                             Name:________________________________________

                             Title:_______________________________________

                             NFRONT, INC.

                             By:__________________________________________

                             Name:________________________________________

                             Title:_______________________________________

                                  Exhibit A-1
                                  -----------

                         FORM OF SHAREHOLDER AGREEMENT

     THIS SHAREHOLDER AGREEMENT (this "Agreement") is made and entered into as
                                       ---------
of ____________ ___, 1999, among Digital Insight Corporation, a Delaware corporation ("Parent"), and the undersigned shareholder and/or option holder
              ------
(the "Shareholder") of nFront, Inc., a Georgia corporation (the "Company").
      -----------                                                -------

                                   RECITALS
                                   --------

     A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization
                                                              --------------
Agreement"), which provides for the merger (the "Merger") of a wholly-owned
---------                                        ------
subsidiary of Parent ("Merger Sub") with and into the Company.  Pursuant to the
                       ----------
Merger, all outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent, as set forth in the Reorganization Agreement;

     B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such
                                                      ------------
number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

     C. In consideration of the execution of the Reorganization Agreement by Parent, Shareholder agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Shareholder has voting power so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1.   Certain Definitions.  Capitalized terms not defined herein shall have
          -------------------
the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

          (a)  "Expiration Date" shall mean the earlier to occur of (i) such
                ---------------
date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

          (b)  "Person" shall mean any (i) individual, (ii) corporation, limited
                ------
liability company, partnership or other entity, or (iii) governmental authority.

          (c)  "Shares" shall mean: (i) all securities of the Company (including
                ------
all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

          (d)  Transfer. A Person shall be deemed to have effected a "Transfer"
               --------                                               --------
of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2.   Transfer of Shares.
          ------------------

          (a)  Transferee of Shares to be Bound by this Agreement. Shareholder
               --------------------------------------------------
agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Shares to be effected unless prior to any such Transfer the Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may
                               ---------
reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

          (b)  Transfer of Voting Rights. Shareholder agrees that, during the
               -------------------------
period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

     3.   Agreement to Vote Shares.  At every meeting of the shareholders of the
          ------------------------
Company called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, Shareholder shall cause the Shares to be voted in favor of approval of the Reorganization Agreement and the Merger; provided, however, that such obligation shall only be
                          --------  -------
applicable to 86.3% of the Shares in the event the Board of Directors of Company has withdrawn its recommendation of the Merger and the Reorganization Agreement pursuant to the terms of Section 5.4 of the Reorganization Agreement.

     4.   Irrevocable Proxy.  Concurrently with the execution of this Agreement,
          -----------------
Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent
---------       -----
permissible by law, with respect to the Shares.

     5.   Representations and Warranties of the Shareholder. Shareholder (i) is
          -------------------------------------------------
the beneficial owner of the shares of Common Stock of the Company, Preferred Stock of the Company and the options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of Common Stock of the Company, Preferred Stock of the Company and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     6.   Additional Documents. Shareholder hereby covenants and agrees to
          --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

     7.   Consent and Waiver. Shareholder (not in his capacity as a director or
          ------------------
officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

     8.   No Solicitation. Until the Merger is consummated or the
          ---------------
Reorganization Agreement is terminated, Shareholder shall not, nor shall Shareholder permit any investment banker, attorney or other advisor or representative of Shareholder to, directly or indirectly, take any action prohibited by Section 5.4 of the Reorganization Agreement.

     9.   Legending of Shares. If so requested by Parent, Shareholder agrees
          -------------------
that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2 hereof, Shareholder agrees that Shareholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

     10.  Termination. This Agreement shall terminate and shall have no further
          -----------
force or effect as of the Expiration Date.

     11.  Miscellaneous.
          -------------

          (a)  Severability. If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b)  Binding Effect and Assignment. This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (c)  Amendments and Modification. This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d)  Specific Performance; Injunctive Relief. The parties hereto
               ---------------------------------------
acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          (e) Notices. All notices and other communications pursuant to this
              -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to Parent:       Digital Insight Corporation
                              26025 Mureau Road
                              Calabasas, California 91302
                              Attention: President
                              Facsimile:  (818) 878-7555

          With a copy to:     Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
                              650 Page Mill Road
                              Palo Alto, California 94304
                              Attention:  Steve L. Camahort
                              Facsimile:  (650) 493-6811

          If to Shareholder:  To the address for notice set forth on the signature page hereof.

          (f)  Governing Law. This Agreement shall be governed by the laws of
               -------------
the State of Georgia, without reference to rules of conflicts of law.

          (g)  Entire Agreement. This Agreement and the Proxy contain the entire
               ----------------
understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          (h)  Effect of Headings. The section headings are for convenience only
               ------------------
and shall not affect the construction or interpretation of this Agreement.

          (i)  Counterparts. This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


        [The remainder of this page has been intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


     DIGITAL INSIGHT CORPORATION           SHAREHOLDER


     By:___________________________        By:___________________________
        Signature of Authorized Signatory  Signature

     Name:_________________________        Name:_________________________

     Title:________________________        Title:________________________

                                           ______________________________

                                           ______________________________
                                           Print Address

                                           ______________________________
                                           Telephone

                                           ______________________________
                                           Facsimile No.

                                           Share beneficially owned:

                                           ____shares of Company Common Stock

                                           ____shares of Company Preferred Stock
                                           ____shares of Company Common Stock
                                           issuable upon exercise of
                                           outstanding options or warrants


                     [Signature Page to Voting Agreement]

                                   Exhibit A
                                   ---------

                               IRREVOCABLE PROXY

     The undersigned shareholder of nFront, Inc., a Georgia corporation (the

"Company"), hereby irrevocably (to the fullest extent permitted by law) appoints
--------
the directors on the Board of Directors of Digital Insight Corporation, a Delaware corporation ("Parent"), and each of them, as the sole and exclusive
                       ------
attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this
                                ------
Proxy. The Shares beneficially owned by the undersigned shareholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Shareholder Agreement of even date herewith by and among Parent and the undersigned shareholder (the "Shareholder Agreement"), and is granted in consideration of
                  ---------------------
Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), among Parent, Black Transitory
                     ------------------------
Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent

("Merger Sub"), and the Company.  The Reorganization Agreement provides for the
------------
merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to
 ------                               ---------------
occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Reorganization Agreement and the Merger; provided, however, that
                                                         --------  -------
such authorization and empowerment shall only be applicable to 86.3% of the Shares in the event the Board of Directors of Company has withdrawn its recommendation of the Merger and the Reorganization Agreement pursuant to the terms of Section 5.4 of the Reorganization Agreement.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:_________________, 1999

                       Signature of Shareholder:____________________________

                       Print Name of Shareholder:___________________________

                       Shares beneficially owned:

                               ___________ shares of the Company Common Stock

                               ___________ shares of Company Preferred Stock

                               ___________ shares of the Company Common Stock issuable upon exercise of outstanding options or warrants



                     [Signature Page to Irrevocable Proxy]

                                  Exhibit A-2
                                  -----------

     THIS STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into
                                       ---------
as of November ___, 1999, among nFront Inc., a Georgia corporation ("Company"),
                                                                     -------
and the undersigned stockholder and/or option holder (the "Stockholder") of
                                                           -----------
Digital Insight Corporation, a Delaware corporation (the "Parent").
                                                          ------

                                   RECITALS
                                   --------

     A. The Parent, Merger Sub (as defined below) and Company have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization
                                                              --------------
Agreement"), which provides for the merger (the "Merger") of a wholly-owned
---------                                        -------
subsidiary of Parent ("Merger Sub") with and into the Company.  Pursuant to the
                       ----------
Merger, all outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent, as set forth in the Reorganization Agreement;

     B.   Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of
                                                            ------------
such number of shares of the outstanding capital stock of Parent and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

     C. In consideration of the execution of the Reorganization Agreement by Company, Stockholder agrees to vote the Shares (as defined below) and other such shares of capital stock of the Parent over which Stockholder has voting power so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1.   Certain Definitions. Capitalized terms not defined herein shall have
          -------------------
the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

          (a)  "Expiration Date" shall mean the earlier to occur of (i) such
                ---------------
date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

          (b)  "Person" shall mean any (i) individual, (ii) corporation, limited
                ------
liability company, partnership or other entity, or (iii) governmental authority.

          (c)  "Shares" shall mean: (i) all securities of the Parent (including
                ------
all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

          (d)  Transfer. A Person shall be deemed to have effected a "Transfer"
               --------                                               --------
of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2.   Transfer of Shares.
          ------------------

          (a)  Transferee of Shares to be Bound by this Agreement. Stockholder
               --------------------------------------------------
agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless prior to any such Transfer the Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Company may
                               ---------
reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

          (b)  Transfer of Voting Rights. Stockholder agrees that, during the
               -------------------------
period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

     3.   Agreement to Vote Shares. At every meeting of the stockholders of the
          ------------------------
Parent called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Parent, Stockholder shall cause 73.2% of the Shares to be voted in favor of approval of the Reorganization Agreement and the Merger.

     4.   Irrevocable Proxy. Concurrently with the execution of this Agreement,
          -----------------
Stockholder agrees to deliver to Company a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent
---------       -----
permissible by law, with respect to the Shares.

     5.   Representations and Warranties of the Stockholder. Stockholder (i) is
          -------------------------------------------------
the beneficial owner of the shares of Common Stock of the Company, Preferred Stock of the Company and the options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of Common Stock of the Company, Preferred Stock of the Company and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     6.   Additional Documents. Stockholder hereby covenants and agrees to
          --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company, to carry out the intent of this Agreement.

     7.   Consent and Waiver. Stockholder (not in his capacity as a director or
          ------------------
officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     8.   Legending of Shares. If so requested by Company, Stockholder agrees
          -------------------
that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2 hereof, Stockholder agrees that Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

     9.   Termination. This Agreement shall terminate and shall have no further
          -----------
force or effect as of the Expiration Date.

     10.  Miscellaneous.
          -------------

          (a)  Severability. If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b)  Binding Effect and Assignment. This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (c)  Amendments and Modification. This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d)  Specific Performance; Injunctive Relief. The parties hereto
               ---------------------------------------
acknowledge that Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity.

          (e)  Notices. All notices and other communications pursuant to this
               -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to Company:       Digital Insight Corporation
                               26025 Mureau Road
                               Calabasas, CA 91302
                               Attention:
                               Facsimile: (818) 878-7555

          With a copy to:      Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                               Page Mill Road
                               Palo Alto, CA 94304
                               Attention: Steve L. Camahort
                               Facsimile: (650) 493-6811

          If to Stockholder:   To the address for notice set forth on the
                               signature page hereof.

          (f)  Governing Law. This Agreement shall be governed by the laws of
               -------------
the State of Delaware, without reference to rules of conflicts of law.

          (g)  Entire Agreement. This Agreement and the Proxy contain the entire
               ----------------
understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          (h)  Effect of Headings. The section headings are for convenience only
               ------------------
and shall not affect the construction or interpretation of this Agreement.

          (i)  Counterparts. This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


        [The remainder of this page has been intentionally left blank]

                                   Exhibit A
                                   ---------
                               IRREVOCABLE PROXY

     The undersigned shareholder of Digital Insight Corporation, a Delaware corporation (the "Parent") hereby irrevocably (to the fullest extent permitted
                  ------
by law) appoints the directors on the Board of Directors of nFront Inc., a Georgia corpration ("Company"), and each of them, as the sole and exclusive
                     -------
attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this
                                ------
Proxy. The Shares beneficially owned by the undersigned shareholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Shareholder Agreement of even date herewith by and among Parent and the undersigned shareholder (the "Stockholder Agreement"), and is granted in consideration of
                  ---------------------
Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), among Parent, Black Transitory
                     ------------------------
Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Reorganization Agreement provides for the
  ----------
merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to
 ------                              ---------------
occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Reorganization Agreement and the Merger.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated:______________________, 1999


                        Signature of Shareholder:_____________________________

                        Print Name of Shareholder:____________________________

                        Shares beneficially owned:____________________________

                                ___________ shares of the Company Common Stock

                                ___________ shares of Company Preferred Stock

                                ___________ shares of the Company Common Stock
                        issuable upon exercise of outstanding options or warrants



                     [Signature Page to Irrevocable Proxy]

                                  Exhibit B-1
                                  -----------

                      FORM OF COMPANY AFFILIATE AGREEMENT

     THIS COMPANY AFFILIATE AGREEMENT (this "Agreement") is made and entered
                                             ---------
into as of _____________, 1999, by and between Digital Insight Corporation, a Delaware corporation ("Parent"), and the undersigned shareholder who may be
                       ------
deemed an affiliate ("Affiliate") of nFront, Inc., a Georgia corporation
                      ---------
("Company"). Capitalized terms used but not otherwise defined herein shall have
  -------
the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                   RECITALS
                                   --------

     A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization
                                                              --------------
Agreement") which provides for the merger (the "Merger") of a wholly-owned
---------                                       ------
subsidiary of Parent ("Merger Sub") with and into the Company.  Pursuant to the
                       ----------
Merger, all outstanding capital stock of the Company (the "Company Capital
                                                           ---------------
Stock") shall be converted into the right to receive Common Stock of Parent;

     B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities
                                       ---------------------
and Exchange Commission (the "SEC") and of Opinion 16 of the Accounting
                              ---
Principles Board and applicable SEC rules and regulations.

     C. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1.   Acknowledgments by Affiliate.  Affiliate acknowledges and understands
          ----------------------------
that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

     2.   Beneficial Ownership of Company Capital Stock.  The Affiliate is the
          ---------------------------------------------
sole record and beneficial owner of the number of shares of Company Capital Stock set forth next to its name on the signature page hereto (the "Shares").
                                                                    ------
The Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Affiliate has the sole right to transfer such Shares. The Shares constitute all shares of Company Capital Stock owned, beneficially or of record, by the Affiliate. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. The Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger. All shares of Company Capital Stock and common stock of Parent ("Parent Common Stock") acquired by Affiliate subsequent to the
                  -------------------
date hereof (including shares of Parent Common Stock acquired in the Merger) shall be subject to the provisions of this Agreement as if held by Affiliate as of the date hereof.

     3.   Covenants Related to Pooling of Interests.  During the period
          -----------------------------------------
beginning 30 days preceding the Effective Time of the Merger and ending two trading days after Parent publicly announces financial results covering at least 30 days of combined operations of Parent and the Company, Affiliate shall not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce Affiliate's risk relative to any shares of Parent Common Stock or Company Capital Stock (including the Shares). Parent may, at its discretion, place a stock transfer notice consistent with the foregoing, with respect to Affiliate's shares.

     4.   Compliance with Rule 145 and the Securities Act.
          -----------------------------------------------

          (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a registration statement on Form S-4 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the resale of
                                         --------------
such shares shall be subject to restrictions set forth in Rule 145 under the Securities Act, and (ii) Affiliate may be deemed to be an affiliate of the Company. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, or (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, or (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

          (b) Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger and there shall be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT

          OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

     5.   Termination.  This Agreement shall be terminated and shall be of no
          -----------
further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

     6.   Miscellaneous.
          -------------

          (a) Waiver; Severability.  No waiver by any party hereto of any
              --------------------
condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (b) Binding Effect and Assignment.  This Agreement and all of the
              -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

          (c) Amendments and Modification.  This Agreement may not be modified,
              ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d) Injunctive Relief.  Each of the parties acknowledge that (i) the
              -----------------
covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the

Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

     (e) Governing Law.  This Agreement shall be governed by and construed,
         -------------
interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (f) Entire Agreement.  This Agreement, the Reorganization Agreement and any
         ----------------
other agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof.

     (g) Attorneys' Fees. In the event of any legal actions or proceeding to
         ---------------
enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

     (h) Further Assurances.  Affiliate shall execute and/or cause to be
         ------------------
delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

     (i) Third Party Reliance.  Counsel to and independent auditors for Parent
         --------------------
and the Company shall be entitled to rely upon this Affiliate Agreement.

     (j) Survival.  The representations, warranties, covenants and other
         --------
provisions contained in this Agreement shall survive the Merger.

     (k) Notices.  All notices and other communications pursuant to this
         -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Parent:       [Black Corp.]

                         ____________
                         ____________
                         Attention:
                         Facsimile:

          With a copy to:     Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
                              650 Page Mill Road
                              Palo Alto, California 94304
                              Attention:  Steve L. Camahort, Esq.
                              Facsimile:  (650) 493-6811

          If to Affiliate:    To the address for notice set forth on the
                              signature page hereof.

          (l)  Counterparts. This Agreement shall be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

[BLACK CORP.]                       AFFILIATE


By:_____________________________    By:_______________________________

Name:___________________________    Affiliate's Address for Notice:

Title:__________________________    __________________________________

                                    __________________________________

                                    __________________________________

                                    Shares beneficially owned:

                                    _______    shares of Company Common Stock

                                    _______    shares of Company Common Stock
                                               issuable upon exercise of
                                               outstanding options and warrants

                                    _______    shares of Parent Common Stock



                    [Signature Page to Affiliate Agreement]

                                  Exhibit B-2
                                  -----------

                       FORM OF PARENT AFFILIATE AGREEMENT

          THIS PARENT AFFILIATE AGREEMENT (this "Agreement") is made and entered
                                                 ---------
into as of _____________, 1999, among Digital Insight Corporation, a Delaware corporation ("Parent"), and the undersigned stockholder who may be deemed an
              ------
affiliate ("Affiliate") of Parent.  Capitalized terms used but not otherwise
            ---------
defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                   RECITALS
                                   --------

          A. Parent, Merger Sub (as defined below) and nFront, Inc., a Georgia corporation (the "Company"), have entered into an Agreement and Plan of Merger
                  -------
and Reorganization (the "Reorganization Agreement") which provides for the
                         ------------------------
merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with
             ------                                            ----------
and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company (the "Company Capital Stock") shall be converted into the right to
                  ---------------------
receive common stock of Parent ("Parent Common Stock");
                                 -------------------

          B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Parent, as the term "affiliate" is used for purposes of Opinion 16 of the Accounting Principles Board and applicable Securities and Exchange Commission rules and regulations.

          C. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement; and

          NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

          1.  Acknowledgments by Affiliate.  Affiliate acknowledges and
              ----------------------------
understands that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

          2.  Beneficial Ownership of Parent Common Stock.  The Affiliate is the
              -------------------------------------------
sole record and beneficial owner of the number of shares of Parent Common Stock set forth next to its name on the signature page hereto (the "Shares"). The
                                                              ------
Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Affiliate has the sole right to transfer such Shares. The Shares constitute all shares of Parent Common Stock owned, beneficially or of record, by the Affiliate. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. The Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger. All shares of Parent Common Stock acquired by Affiliate subsequent to the date hereof shall be subject to the provisions of this Agreement as if held by Affiliate as of the date hereof.

          3.  Covenants Related to Pooling of Interests.  During the period
              -----------------------------------------
beginning 30 days preceding the Effective Time of the Merger and ending two trading days after Parent publicly announces financial results covering at least 30 days of combined operations of Parent and the Company, Affiliate shall not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce Affiliate's risk relative to any shares of Parent Common Stock or Company Capital Stock. Parent may, at its discretion, place a stock transfer notice consistent with the foregoing, with respect to Affiliate's shares.

          4.  Termination.  This Agreement shall be terminated and shall be of
              -----------
no further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

          5.  Miscellaneous.
              -------------

              (a) Waiver; Severability.  No waiver by any party hereto of any
                  --------------------
condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

              (b) Binding Effect and Assignment.  This Agreement and all of the
                  -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

              (c) Amendments and Modification.  This Agreement may not be
                  ---------------------------
modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d) Injunctive Relief.  Each of the parties acknowledge that (i) the
              -----------------
the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

          (e) Governing Law.  This Agreement shall be governed by and construed,
              -------------
interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (f) Entire Agreement.  This Agreement, the Reorganization Agreement
              ----------------
and the other agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof.

          (g) Attorneys' Fees. In the event of any legal actions or proceeding
              ---------------
to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

          (h) Further Assurances.  Affiliate shall execute and/or cause to be
              ------------------
delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

          (i) Third Party Reliance.  Counsel to and independent auditors for
              --------------------
Parent and the Company shall be entitled to rely upon this Affiliate Agreement.

          (j) Survival.  The representations, warranties, covenants and other
              --------
provisions contained in this Agreement shall survive the Merger.

          (k) Notices.  All notices and other communications pursuant to this
              -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to Parent:       Digital Insight Corporation
                              26026 Mureau Road
                              Calabasas, California 91302
                              Attention:  President
                              Facsimile:  (818) 878-7555

          With a copy to:     Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
                              650 Page Mill Road
                              Palo Alto, California 94304
                              Attention:  Steve L. Camahort
                              Facsimile:  (650) 493-6811

          If to Affiliate:    To the address for notice set forth on the
                              signature page hereof.

          (l) Counterparts. This Agreement shall be executed in one or more
              ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

DIGITAL INSIGHT CORPORATION             AFFILIATE


By:________________________________     By:______________________________

Name:______________________________     Affiliate's Address for Notice:

Title:_____________________________     _________________________________

                                        _________________________________

                                        _________________________________

                                        Shares beneficially owned:

                                        _______    shares of Parent Common Stock

                                        _______    shares of Parent Common Stock
                                                   issuable upon exercise of
                                                   outstanding options and
                                                   warrants

                                        _______    shares of Parent Common Stock



                    [Signature Page to Affiliate Agreement]

                                  Exhibit C-1

                     Persons to Sign Employment Agreement


     Part I

     Brady L. Rackley III


     Part II

     Alan W. Powell


     Part III

     Jeffrey W. Hodges


     Part IV

     Vincent R. Brennan

                                  Exhibit C-2
                                  -----------
                                    Part I


                          DIGITAL INSIGHT CORPORATION

                             EMPLOYMENT AGREEMENT



     This Agreement is entered into as of [_________], (the "Effective Date") by and between Digital Insight Corporation (the "Company"), and Brady L. Rackley, III (the "Executive").

     1.   Duties and Scope of Employment.
          ------------------------------

          (a)  Positions and Duties. As of the Effective Date, Executive will
               --------------------
serve as President of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company and the Bylaws of the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

          (b)  Obligations. During the Employment Term, Executive will perform
               -----------
his duties faithfully and to the best of his ability and will devote substantially all of his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board, such approval not to be unreasonably withheld; provided, however, that service on Boards of Directors and service on behalf of charitable, trade, and non-profit organizations shall not constitute a breach of this Section 1(b).

     2.      Term. Subject to the other terms and conditions of this Agreement,
             ----
Executive's employment by the Company shall be for a term of one (1) year commencing on the date hereof (the "Term"); provided, however, that the Term shall be extended for an additional one (1) year period at the end of the Term (including any extended Term, as provided herein) unless the Company and Executive each provide at least sixty (60) days written notice to Executive that this Agreement shall not be extended. If Executive's employment continues beyond the Term, such employment shall be terminable at-will. However, the benefits described herein shall be provided by the Company to the Executive upon termination at any time after the Effective Date. The effective date of the termination of Executive's employment with the Company regardless of the reason therefor, is referred to in this Agreement as the "Date of Termination".

     3.   Compensation.
          ------------

          (a)  Base Salary. During the Employment Term, the Company will pay
               -----------
Executive as compensation for his services a minimum base salary at the annualized rate of $215,000 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

          (b)  Bonus. In addition to the Base Salary, Executive may be entitled
               -----
to receive during each year of Executive's employment with the Company pursuant to this Agreement a performance bonus if the Executive and/or the Company meets established performance milestones to be mutually agreed upon by the Board and Executive in good faith within thirty (30) days after the Effective Date. Notwithstanding the foregoing, Executive shall be entitled to receive a pro-rated bonus during the Company's fiscal year 2000 equal to fifty percent (50%) of Executive's Base Salary. Any such bonuses shall be subject to applicable withholding.

          (c)  Stock Options. As of the Effective Date, Executive will be
               -------------
eligible to receive management stock option grants consistent with option grants granted to other top executives in the Company. Such option grants will be subject to the terms, definitions, and provisions of the Company's Stock Plan (the "Option Plan"), which document is incorporated herein by reference.

     4.   Employee Benefits. During the Employment Term, Executive will be
          -----------------
entitled to participate in the directors and officers, health and other insurance and other employee benefit plans and programs currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans and the Company's PDO program; and shall be entitled to at least four (4) weeks of vacation per year. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees, generally at any time.

     5.   Expenses. The Company will reimburse Executive for reasonable travel,
          --------
entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     6.   Severance.
          ---------

          (a)  Involuntary Termination. If Executive's employment with the
               -----------------------
Company terminates for "Good Reason" (as defined herein) by the Executive or other than for "Cause" (as defined herein) by the Company at any time within twelve (12) months of the Effective Date, and Executive signs and does not revoke a standard release of claims with the Company (with such release excepting matters relating to Executive's indemnification with the Company), then, subject to Section 9, Executive shall be entitled to:

               (i) Twelve (12) months of Executive's Base Salary, and pro-rated bonus, as in effect as of the date of such termination, less applicable withholding, payable in accordance with the Company's standard payroll practices; and

               (ii) For twelve (12) months following the Date of Termination, the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the Executive on the day immediately preceding the day of the Executive's termination of employment.

          (b)  Voluntary Termination; Termination for Cause.  If Executive's
               --------------------------------------------
employment with the Company terminates voluntarily by Executive or for Cause by the Company at any time, then (i) future all vesting of any options granted hereunder will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned) and
(ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

          (c)  Death and Disability.  In the event Executive shall be unable to
               --------------------
perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and Executive shall fail to perform such duties for periods aggregating 60 days, whether or not continuous, in any continuous period of 120 days, the Company shall have the right to terminate Executive's employment hereunder at the end of any calendar

     7.   Definitions.
          -----------

          (a) Cause. For purposes of this Agreement, "Cause" is defined as (i)
              -----
Executive's conviction of, or plea of nolo contendere to, a felony, or (ii)
                                      ---------------
Executives' gross misconduct, or Executive's continued substantial violations of his employment duties after Executive has received a written demand for performance from the Company approved by the Board of Directors which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties. Executive may not be terminated for Cause without (i) notice to Executive setting forth the reasons for the Company's intention to terminate for Cause, and (ii) opportunity for Executive to cure such actions within (5) days following the Company's delivery to Executive of a written explanation specifying the basis of the Board's beliefs with respect to such Cause events. Termination for death or disability shall also be termination for "Cause" only if the Company complies with the provisions of Section 5(c).

          (b)  Good Reason. For purposes of this Agreement, "Good Reason" is
               -----------
defined as (i) without the Executive's express written consent, a significant reduction of the Executive's duties, position or responsibilities relative to the Executive's duties, position or responsibilities in effect immediately prior to such reduction, (ii) without the Executive's express written consent, a reduction by the Company of the Executive's base salary as in effect immediately (of at least 10%) prior to such reduction; or (iii) without the Executive's express written consent, the relocation of the Executive to a facility or a location more than fifty (50) miles from his current location.

     8.   Confidential Information. Executive agrees to enter into the
          ------------------------
Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

     9.   Conditional Nature of Severance Payments.
          ----------------------------------------

          (a)  Noncompete. Executive acknowledges that the nature of the
               ----------
Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company following the termination of Executive's employment with the Company, it would be very difficult for the Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 6 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon the Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interest (other than less than 5% of a publicly traded company) in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with the "Business" of the Company for the time period equal to the later of (i) the date twelve (12) months from the date of termination, or (ii) the date two (2) years from the Effective Date. For purposes of this Agreement, the "Business" of the Company is providing Internet banking and related financial service functionality to financial institutions. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

          (b)  Non-Solicitation.  Until the later of (i) the date one (1) year
               ----------------
after the termination of Executive's employment with the Company for any reason or (ii) the date two (2) years from the date of Closing, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 6 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not either directly or indirectly soliciting or inducing any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person.

          (c)  Understanding of Covenants.  The Executive represents that he (i)
               --------------------------
is familiar with the foregoing covenants not to compete and not to solicit, and
(ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

     10.  Assignment. This Agreement will be binding upon and inure to the
          ----------
benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

     11.  Notices. All notices, requests, demands and other communications
          -------
called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

     If to the Company:

     Digital Insight Corporation
     [Address]

     Attn: [Name]
     ----

     If to Executive:

     at the last residential address known by the Company.

     12.  Severability. In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     13.  Arbitration.
          -----------

          (a) Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Fulton County, Georgia in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) will apply Georgia law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in Georgia for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

     14.  Integration. This Agreement, together with the Option Plan and the
          -----------
Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     15.  Tax Withholding. All payments made pursuant to this Agreement will be
          ---------------
subject to withholding of applicable taxes.

     16.  Governing Law. This Agreement will be governed by the laws of the
          -------------
State of Georgia (with the exception of its conflict of laws provisions).

     17.  Acknowledgment. Executive acknowledges that he has had the
          --------------
opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.



     DIGITAL INSIGHT CORPORATION

     By:________________________                 Date:_____________________

     Title:_____________________


     EXECUTIVE

     ___________________________                 Date:_____________________

     Brady L. Rackley, III

                                  Exhibit C-2
                                  -----------
                                    Part II

                          DIGITAL INSIGHT CORPORATION

                             EMPLOYMENT AGREEMENT


     This Agreement is entered into as of ____________, (the "Effective Date") by and between Digital Insight Corporation (the "Company"), and Alan Powell (the "Executive").

  1.      Duties and Scope of Employment.
          ------------------------------

          (a) Positions and Duties.  As of the Effective Date, Executive will
              --------------------
serve as Sales Manager of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company and the Bylaws of the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

          (b) Obligations.  During the Employment Term, Executive will perform
              -----------
his duties faithfully and to the best of his ability and will devote substantially all of his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board, such approval not to be unreasonably withheld; provided, however, that service on Boards of Directors and service on behalf of charitable, trade, and non-profit organizations shall not constitute a breach of this Section 1(b).

  2.      Term.  Subject to the other terms and conditions of this Agreement,
          ----
Executive's employment by the Company shall be for a term of three (3) years commencing on the date hereof (the "Term"). If Executive's employment continues beyond the Term, such employment shall be terminable at-will. However, the benefits described herein shall be provided by the Company to the Executive upon termination at any time after the Effective Date. The effective date of the termination of Executive's employment with the Company regardless of the reason therefor, is referred to in this Agreement as the "Date of Termination".

  3.      Compensation.
          ------------

          (a) Base Salary.  During the Employment Term, the Company will pay
              -----------
Executive as compensation for his services a minimum base salary at the annualized rate of $70,200 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

          (b) Stock Options.  As of the Effective Date, Executive will be
              -------------
eligible to receive management stock option grants consistent with option grants granted to other top executives in the

Company. Such option grants will be subject to the terms, definitions, and provisions of the Company's Stock Plan (the "Option Plan"), which document is incorporated herein by reference.

  4.      Employee Benefits.  During the Employment Term, Executive will be
          -----------------
entitled to participate in the directors and officers, health and other insurance and other employee benefit plans and programs currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans and the Company's PDO program; and shall be entitled to at least four (4) weeks of vacation per year. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees, generally at any time.

  5.      Expenses.  The Company will reimburse Executive for reasonable travel,
          --------
entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

  6.      Severance.
          ---------

          (a) Involuntary Termination.  If Executive's employment with the
              -----------------------
Company terminates for "Good Reason" (as defined herein) by the Executive or other than for "Cause" (as defined herein), and Executive signs and does not revoke a standard release of claims with the Company relating to this agreement (with such relief excepting matters relating to Executive's indemnification with the Company) then, subject to Section 9, Executive shall be entitled to receive continuing payments of Executive's Base Salary as in effect as of the date of such termination, less applicable withholding, payable in accordance with the Company's standard payroll practices, for the remainder of the Term.

          (b) Voluntary Termination; Termination for Cause.  If Executive's
              --------------------------------------------
employment with the Company terminates voluntarily by Executive or for Cause by the Company at any time, then (i) all future vesting of any options granted hereunder will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned) and (ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

          (c) Death and Disability.  In the event Executive shall be unable to
              --------------------
perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and Executive shall fail to perform such duties for periods aggregating 60 days, whether or not continuous, in any continuous period of 120 days, the Company shall have the right to terminate Executive's employment hereunder at the end of any calendar

  7.      Definitions.
          -----------

          (a) Cause.  For purposes of this Agreement, "Cause" is defined as (i)
              -----
Executive's conviction of, or plea of nolo contendere to, a felony, or (ii)
                                      ---------------
Executive's gross misconduct, or Executive's continued substantial violations of his employment duties after Executive has received a written demand for performance from the Company approved by the Board of Directors which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties. Executive may not be terminated for Cause without (i) notice to Executive setting forth the reasons for the Company's intention to terminate for Cause, and (ii) opportunity for Executive to cure such actions within (5) days following the Company's delivery to Executive of a written explanation specifying the basis of the Board's beliefs with respect to such Cause events. Termination for death or disability shall also be termination for "Cause" only if the Company complies with the provisions of Section 5(c).

          (b) Good Reason.  For purposes of this Agreement, "Good Reason" is
              -----------
defined as (i) without the Executive's express written consent, a significant reduction of the Executive's duties, position or responsibilities relative to the Executive's duties, position or responsibilities in effect immediately prior to such reduction, (ii) without the Executive's express written consent, a reduction by the Company of the Executive's base salary as in effect immediately (of at least 10%) prior to such reduction; or (iii) without the Executive's express written consent, the relocation of the Executive to a facility or a location more than fifty (50) miles from his current location.

  8.      Confidential Information.  Executive agrees to enter into the
          ------------------------
Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

  9.      Conditional Nature of Severance Payments.
          ----------------------------------------

          (a) Noncompete.  Executive acknowledges that the nature of the
              ----------
Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company following the termination of Executive's employment with the Company, it would be very difficult for the Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 6 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon the Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interest (other than less than 5% of a publicly traded company) in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with the "Business" of the Company for the time period equal to the later of (i) the date twelve (12) months from the date of termination, or (ii) the date two (2) years from the Effective Date. For purposes of this Agreement, the "Business" of the Company is providing Internet banking and related financial service functionality to financial institutions. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

          (b) Non-Solicitation.  Until the later of (i) the date one (1) year
              ----------------
after the termination of Executive's employment with the Company for any reason or (ii) the date two (2) years from the date of Closing, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 6 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not either directly or indirectly soliciting or inducing any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person.

          (c) Understanding of Covenants.  The Executive represents that he (i)
              --------------------------
is familiar with the foregoing covenants not to compete and not to solicit, and
(ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

  10.     Assignment.  This Agreement will be binding upon and inure to the
          ----------
benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

  11.     Notices.  All notices, requests, demands and other communications
          -------
called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

  If to the Company:



  Digital Insight Corporation
  [Address]

  Attn: [Name]
  ----

  If to Executive:

  at the last residential address known by the Company.

  12.     Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

  13.     Arbitration.
          -----------

          (a) Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Fulton County, Georgia in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) will apply Georgia law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in Georgia for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

  14.     Integration.  This Agreement, together with the Option Plan and the
          -----------
Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

  15.     Tax Withholding.  All payments made pursuant to this Agreement will be
          ---------------
subject to withholding of applicable taxes.

  16.     Governing Law.  This Agreement will be governed by the laws of the
          -------------
State of Georgia (with the exception of its conflict of laws provisions).

          (a) Acknowledgment.  Executive acknowledges that he has had the
              --------------
opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.



     DIGITAL INSIGHT CORPORATION

     By:_________________________            Date:__________________________

     Title:______________________



     EXECUTIVE

     _____________________________           Date:__________________________
     Alan Powell

                                  Exhibit C-2
                                  -----------
                                   Part III

                          DIGITAL INSIGHT CORPORATION

                             EMPLOYMENT AGREEMENT

     This Agreement is entered into as of ____________, (the "Effective Date") by and between Digital Insight Corporation (the "Company"), and Jeff Hodges (the "Executive").

     1.   Duties and Scope of Employment.
          ------------------------------

          (a)  Positions and Duties.  As of the Effective Date, Executive will
               --------------------
serve as Vice President of Strategic Development of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company and the Bylaws of the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

          (b)  Obligations.  During the Employment Term, Executive will
               -----------
perform his duties faithfully and to the best of his ability and will devote substantially all of his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board, such approval not to be unreasonably withheld; provided, however, that service on Boards of Directors and service on behalf of charitable, trade, and non-profit organizations shall not constitute a breach of this Section 1(b).

     2.   Term.  Subject to the other terms and conditions of this Agreement,
          ----
Executive's employment by the Company shall be for a term of three (3) years commencing on the date hereof (the "Term"). If Executive's employment continues beyond the Term, such employment shall be terminable at-will. However, the benefits described herein shall be provided by the Company to the Executive upon termination at any time after the Effective Date. The effective date of the termination of Executive's employment with the Company regardless of the reason therefor, is referred to in this Agreement as the "Date of Termination".

     3.   Compensation.
          ------------

          (a)  Base Salary.  During the Employment Term, the Company will pay
               -----------
Executive as compensation for his services a minimum base salary at the annualized rate of $125,000 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

          (b)  Bonus.  In addition to the Base Salary, Executive may be
               -----
entitled to receive during each year of Executive's employment with the Company pursuant to this Agreement a performance bonus if the Executive and/or the Company meets established performance milestones to be mutually agreed upon by the Board and Executive in good faith within thirty (30) days after the Effective Date. Not withstanding the foregoing, Executive shall be entitled to receive a pro-rated bonus during the Company's fiscal year 2000 equal to fifty percent (50%) of Executive's Base Salary. Any such bonuses shall be subject to applicable withholding.

          (c)  Stock Options.  As of the Effective Date, Executive will be
               -------------
eligible to receive management stock option grants consistent with option grants granted to other top executives in the Company. Such option grants will be subject to the terms, definitions, and provisions of the Company's Stock Plan (the "Option Plan"), which document is incorporated herein by reference.

     4.   Employee Benefits.  During the Employment Term, Executive will be
          -----------------
entitled to participate in the directors and officers, health and other insurance and other employee benefit plans and programs currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans and the Company's PDO program; and shall be entitled to at least four (4) weeks of vacation per year. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees, generally at any time.

     5.   Expenses.  The Company will reimburse Executive for reasonable travel,
          --------
entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     6.   Severance.
          ---------

          (a)  Involuntary Termination.  If Executive's employment with the
               -----------------------
Company terminates for "Good Reason" (as defined herein) by the Executive or other than for "Cause" (as defined herein), and Executive signs and does not revoke a standard release of claims with the Company relating to this agreement (with such relief excepting matters relating to Executive's indemnification with the Company) then, subject to Section 9, Executive shall be entitled to receive
(i) continuing payments of Executive's Base Salary, and bonus, as in effect as of the date of such termination, less applicable withholding, payable in accordance with the Company's standard payroll practices, for the remainder of the Term, and (ii) the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the Executive on the day immediately preceding the day of Executive's termination of employment for the remainder of the Term to the extent permitted by applicable law.

          (b)  Voluntary Termination; Termination for Cause.  If Executive's
               --------------------------------------------
employment with the Company terminates voluntarily by Executive or for Cause by the Company at any time, then (i) all future vesting of any options granted hereunder will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned) and (ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

          (c)  Death and Disability.  In the event Executive shall be unable to
               --------------------
perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and Executive shall fail to perform such duties for periods aggregating 60 days, whether or not continuous, in any continuous period of 120 days, the Company shall have the right to terminate Executive's employment hereunder at the end of any calendar

     7.   Definitions.
          -----------

          (a)  Cause.  For purposes of this Agreement, "Cause" is defined as (i)
               -----
Executive's conviction of, or plea of nolo contendere to, a felony, or (ii)
                                      ---------------
Executive's gross misconduct, or Executive's continued substantial violations of his employment duties after Executive has received a written demand for performance from the Company approved by the Board of Directors which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties. Executive may not be terminated for Cause without (i) notice too Executive setting forth the reasons for the Company's intention to terminate for Cause, and (ii) opportunity for Executive to cure such actions within (5) days following the Company's delivery to Executive of a written explanation specifying the basis of the Board's beliefs with respect to such Cause events. Termination for death or disability shall also be termination for "Cause" only if the Company complies with the provisions of Section 5(c).

          (b)  Good Reason.  For purposes of this Agreement, "Good Reason" is
               -----------
defined as (i) without the Executive's express written consent, a significant reduction of the Executive's duties, position or responsibilities relative to the Executive's duties, position or responsibilities in effect immediately prior to such reduction, (ii) without the Executive's express written consent, a reduction by the Company of the Executive's base salary as in effect immediately (of at least 10%) prior to such reduction; or (iii) without the Executive's express written consent, the relocation of the Executive to a facility or a location more than fifty (50) miles from his current location.

     8.   Confidential Information.  Executive agrees to enter into the
          ------------------------
Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

     9.   Conditional Nature of Severance Payments.
          ----------------------------------------

          (a)  Noncompete.  Executive acknowledges that the nature of the
               ----------
Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company following the termination of Executive's employment with the Company, it would be very difficult for the Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 6 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon the Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interest (other than less than 5% of a publicly traded company) in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with the "Business" of the Company for the time period equal to the later of (i) the date twelve (12) months from the date of termination, or (ii) the date two (2) years from the Effective Date. For purposes of this Agreement, the "Business" of the Company is providing Internet banking and related financial service functionality to financial institutions. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

          (b)  Non-Solicitation.  Until the later of (i) the date one (1) year
               ----------------
after the termination of Executive's employment with the Company for any reason or (ii) the date two (2) years from the date of Closing, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 6 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not either directly or indirectly soliciting or inducing any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person.

          (c)  Understanding of Covenants.  The Executive represents that he (i)
               --------------------------
is familiar with the foregoing covenants not to compete and not to solicit, and
(ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

     10.  Assignment.  This Agreement will be binding upon and inure to the
          ----------
benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

   11. Notices.  All notices, requests, demands and other communications
       -------
called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

      If to the Company:

      Digital Insight Corporation
      [Address]

      Attn: [Name]
      ----

      If to Executive:

      at the last residential address known by the Company.

     12.  Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     13.  Arbitration.
          -----------

          (a) Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Fulton County, Georgia in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) will apply Georgia law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in Georgia for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

     14.  Integration.  This Agreement, together with the Option Plan and the
          -----------
Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     15.  Tax Withholding.  All payments made pursuant to this Agreement will be
          ---------------
subject to withholding of applicable taxes.

     16.  Governing Law.  This Agreement will be governed by the laws of the
          -------------
State of Georgia (with the exception of its conflict of laws provisions).

     (a)  Acknowledgment.  Executive acknowledges that he has had the
          --------------
opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.


     DIGITAL INSIGHT CORPORATION

     By:_______________________________      Date:____________________________

     Title:____________________________



     EXECUTIVE

                                                       Date:__________________
     __________________________________
     Jeff Hodges

                                  Exhibit C-2
                                  -----------
                                    Part IV

                          DIGITAL INSIGHT CORPORATION

                             EMPLOYMENT AGREEMENT


     This Agreement is entered into as of ____________, (the "Effective Date") by and between Digital Insight Corporation (the "Company"), and Vinnie Brennan (the "Executive").

  1.      Duties and Scope of Employment.
          ------------------------------

         (a) Positions and Duties.  As of the Effective Date, Executive will
             --------------------
serve as Vice President of Sales of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company and the Bylaws of the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

          (b) Obligations.  During the Employment Term, Executive will perform
              -----------
his duties faithfully and to the best of his ability and will devote substantially all of his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board, such approval not to be unreasonably withheld; provided, however, that service on Boards of Directors and service on behalf of charitable, trade, and non-profit organizations shall not constitute a breach of this Section 1(b).

  2.      Term.  Subject to the other terms and conditions of this Agreement,
          ----
Executive's employment by the Company shall be for a term of three (3) years commencing on the date hereof (the "Term"). If Executive's employment continues beyond the Term, such employment shall be terminable at-will. However, the benefits described herein shall be provided by the Company to the Executive upon termination at any time after the Effective Date. The effective date of the termination of Executive's employment with the Company regardless of the reason therefor, is referred to in this Agreement as the "Date of Termination".

  3.      Compensation.
          ------------

          (a) Base Salary.  During the Employment Term, the Company will pay
              -----------
Executive as compensation for his services a minimum base salary at the annualized rate of $100,325 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

          (b) Stock Options.  As of the Effective Date, Executive will be
              -------------
eligible to receive management stock option grants consistent with option grants granted to other top executives in the

Company. Such option grants will be subject to the terms, definitions, and provisions of the Company's Stock Plan (the "Option Plan"), which document is incorporated herein by reference.

  4.      Employee Benefits.  During the Employment Term, Executive will be
          -----------------
entitled to participate in the directors and officers, health and other insurance and other employee benefit plans and programs currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans and the Company's PDO program; and shall be entitled to at least four (4) weeks of vacation per year. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees, generally at any time.

  5.      Expenses.  The Company will reimburse Executive for reasonable travel,
          --------
entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

  6.      Severance.
          ---------

          (a) Involuntary Termination.  If Executive's employment with the
              -----------------------
Company terminates for "Good Reason" (as defined herein) by the Executive or other than for "Cause" (as defined herein), and Executive signs and does not revoke a standard release of claims with the Company relating to this agreement (with such relief excepting matters relating to Executive's indemnification with the Company) then, subject to Section 9, Executive shall be entitled to receive continuing payments of Executive's Base Salary as in effect as of the date of such termination, less applicable withholding, payable in accordance with the Company's standard payroll practices, for the remainder of the Term.

          (b) Voluntary Termination; Termination for Cause.  If Executive's
              --------------------------------------------
employment with the Company terminates voluntarily by Executive or for Cause by the Company at any time, then (i) all future vesting of any options granted hereunder will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned) and (ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

          (c) Death and Disability.  In the event Executive shall be unable to
              --------------------
perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and Executive shall fail to perform such duties for periods aggregating 60 days, whether or not continuous, in any continuous period of 120 days, the Company shall have the right to terminate Executive's employment hereunder at the end of any calendar.

  7.      Definitions.
          -----------

          (a) Cause.  For purposes of this Agreement, "Cause" is defined as (i)
              -----
Executive's conviction of, or plea of nolo contendere to, a felony, or (ii)
                                      ---------------
Executive's gross misconduct, or Executive's continued substantial violations of his employment duties after Executive has received a written demand for performance from the Company approved by the Board of Directors which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties. Executive may not be terminated for Cause without (i) notice too Executive setting forth the reasons for the Company's intention to terminate for Cause, and (ii) opportunity for Executive to cure such actions within (5) days following the Company's delivery to Executive of a written explanation specifying the basis of the Board's beliefs with respect to such Cause events. Termination for death or disability shall also be termination for "Cause" only if the Company complies with the provisions of Section 5(c).

          (b) Good Reason.  For purposes of this Agreement, "Good Reason" is
              -----------
defined as (i) without the Executive's express written consent, a significant reduction of the Executive's duties, position or responsibilities relative to the Executive's duties, position or responsibilities in effect immediately prior to such reduction, (ii) without the Executive's express written consent, a reduction by the Company of the Executive's base salary as in effect immediately (of at least 10%) prior to such reduction; or (iii) without the Executive's express written consent, the relocation of the Executive to a facility or a location more than fifty (50) miles from his current location.

  8.      Confidential Information.  Executive agrees to enter into the
          ------------------------
Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

  9.      Conditional Nature of Severance Payments.
          ----------------------------------------

          (a) Noncompete.  Executive acknowledges that the nature of the
              ----------
Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company following the termination of Executive's employment with the Company, it would be very difficult for the Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 6 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon the Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interest (other than less than 5% of a publicly traded company) in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with the "Business" of the Company for the time period equal to the later of (i) the date twelve (12) months from the date of termination, or (ii) the date two (2) years from the Effective Date. For purposes of this Agreement, the "Business" of the Company is providing Internet banking and related financial service functionality to financial institutions. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

          (b) Non-Solicitation.  Until the later of (i) the date one (1) year
              ----------------
after the termination of Executive's employment with the Company for any reason or (ii) the date two (2) years from the date of Closing, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 6 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not either directly or indirectly soliciting or inducing any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person.

          (c) Understanding of Covenants.  The Executive represents that he (i)
              --------------------------
is familiar with the foregoing covenants not to compete and not to solicit, and
(ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

  10.     Assignment.  This Agreement will be binding upon and inure to the
          ----------
benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

  11.     Notices.  All notices, requests, demands and other communications
          -------
called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

  If to the Company:


  Digital Insight Corporation
  [Address]

  Attn: [Name]
  ----

  If to Executive:

  at the last residential address known by the Company.

  12.     Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

  13.     Arbitration.
          -----------

          (a) Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Fulton County, Georgia in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) will apply Georgia law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in Georgia for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

  14.     Integration.  This Agreement, together with the Option Plan and the
          -----------
Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

  15.     Tax Withholding.  All payments made pursuant to this Agreement will be
          ---------------
subject to withholding of applicable taxes.

  16.     Governing Law.  This Agreement will be governed by the laws of the
          -------------
State of Georgia (with the exception of its conflict of laws provisions).

  (a)     Acknowledgment.  Executive acknowledges that he has had the
          --------------
opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.



     DIGITAL INSIGHT CORPORATION

     By:________________________             Date:___________________________

     Title:_____________________



     EXECUTIVE

     ___________________________             Date:___________________________
     Vinnie Brennan